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Filed Pursuant to Rule 424(b)(5)
Registration No.333-240044

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)

Class A ordinary shares, par value US$0.00001 per share	117,300,000	US$3.46	US$405,662,500	US$52,655

(1)
These Class A ordinary shares are represented by the Registrant's American depositary shares, or ADSs, each of which represents six Class A ordinary shares. The ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-173331).

(2)
Includes up to 117,300,000 Class A ordinary shares to be offered by us, which assumes exercise in full of the underwriters' option to purchase up to 2,550,000 additional ADSs from us. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of Class A ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)
The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(r) promulgated under the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated July 23, 2020)

17,000,000 American Depositary Shares

21Vianet Group, Inc.

Representing 102,000,000 Class A Ordinary Shares

        This is a public offering of American depositary shares, or ADSs, representing Class A ordinary shares of 21Vianet Group, Inc.

        We are offering 17,000,000 ADSs. Each ADS represents six Class A ordinary shares, par value US$0.00001 per share.

        Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "VNET." On August 25, 2020, the last reported sale price of the ADSs on Nasdaq was US$21.09 per ADS.

        Investing in our ADSs involves risks. See "Risk Factors" beginning on page S-11, in any accompanying prospectus and in any documents incorporated by reference into this prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Price to Public	US$20.75	US$352,750,000
Underwriting Discounts and Commissions(1)	US$0.778125	US$13,228,125
Proceeds to 21Vianet Group, Inc.	US$19.971875	US$339,521,875

(1)
See "Underwriting" beginning on page S-57 of this prospectus supplement for a description of the compensation payable to the underwriters.

        The underwriters have an option to purchase up to an aggregate of 2,550,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

        The underwriters expect to deliver the ADSs to purchasers on or about August 28, 2020.

Credit Suisse	Morgan Stanley	Jefferies

Prospectus Supplement dated August 25, 2020.

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer of the ADSs in any jurisdiction where such offer is not permitted. You should not assume that the

S-i

information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ADSs and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities hereunder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated July 23, 2020 included in the registration statement on Form F-3 (No. 333-240044), including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refers to our American depositary shares, each representing six Class A ordinary shares, par value US$0.00001 per share;

  •
  "21Vianet," "we," "us," "our company," and "our" refer to 21Vianet Group, Inc., its subsidiaries and its consolidated affiliated entities;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus supplement and the accompanying prospectus only, Hong Kong, Macau and Taiwan;

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  "Great Bay Area" refers to Guangdong-Hong Kong-Macau Greater Bay Area, consisting of Guangzhou, Shenzhen, Zhuhai, Foshan, Dongguan, Zhongshan, Jiangmen, Huizhou, and Zhaoqing, as well as Hong Kong and Macau;

  •
  "ordinary shares" or "shares" refer to our ordinary shares, which include all Class A ordinary shares, par value US$0.00001 per share, Class B ordinary shares, par value US$0.00001 per share, and Class C ordinary shares, par value US$0.00001 per share, collectively;

  •
  "variable interest entities," or "VIEs," refer to Beijing Yiyun Network Technology Co., Ltd. (previously known as Beijing aBitCool Network Technology Co., Ltd.), or 21Vianet Technology, Beijing iJoy Information Technology Co., Ltd., or BJ iJoy, and WiFire Network Technology (Beijing) Co., Ltd. (previously known as aBitcool Small Micro Network Technology (BJ) Co., Ltd.), or WiFire Network, three domestic PRC companies in which we do not have equity interests but whose financial results have been consolidated into our consolidated financial statements in accordance with U.S. GAAP due to our having effective control over, and our being the primary beneficiary of, the three companies;

  •
  "consolidated affiliated entities" refer to our variable interest entities and their direct and indirect subsidiaries;

  •
  "RMB" and "Renminbi" refer to the legal currency of China; and

  •
  "U.S. dollars" refers to the legal currency of the United States of America.

        We have published our consolidated financial statements in RMB. Our business is primarily conducted in China and all of our revenues are denominated in RMB. The conversion of RMB into

S-iii

U.S. dollars in this prospectus supplement is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement are made at the rate as of the end of the applicable period, that is, RMB7.0651 to US$1.00, the rate in effect as of June 30, 2020. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

S-iv

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "future," "is/are likely to," "project" or "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus supplement relate to, among other things:

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  our goals and strategies and our expansion plans;

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  the outbreak of COVID-19;

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  our future business development, financial condition and results of operations;

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  the expected growth of the data center, cloud services and enterprise connection services markets;

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  our expectations regarding demand for, and market acceptance of, our services;

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  our expectations regarding keeping and strengthening our relationships with customers;

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  our plans to invest in research and development to enhance and complement our existing solution and service offerings;

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  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity; and

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  general economic and business conditions in the regions where we provide our solutions and services.

        The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Other sections of this prospectus supplement include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from, or worse than, what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The internet data center industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ADSs. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

S-v

        We would like to caution you not to place undue reliance on the forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein are made only as of the date of this prospectus supplement or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in our ADSs discussed under "Risk Factors" of this prospectus supplement and under "Item 3. Key Information—D. Risk Factors" in our annual report on Form 20-F for the fiscal year ended December 31, 2019, or the 2019 Annual Report, which also contains our audited consolidated financial statements as of and for the years ended December 31, 2017, 2018 and 2019, and our current report on Form 6-K furnished to the SEC on August 24, 2020, which contains our unaudited financial statements as of and for the six months ended June 30, 2020, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus supplement has been derived from an industry report commissioned by us and independently prepared by the Frost & Sullivan report.

Overview

        We are a leading carrier-neutral and cloud-neutral data center services provider in China. We have one of the largest carrier-neutral data center networks in China with our 30 self-built data centers and 53 partnered data centers with an aggregate capacity of 44,050 cabinets under our management as of June 30, 2020. Our data centers are concentrated in tier-1 and their surrounding cities, which have favorable supply-demand dynamics, owing to dense internet traffic, scarce resources and high demand for data center facilities. We had a 10.6% market share in the carrier-neutral data center services market in terms of data center service revenues in 2019, according to Frost & Sullivan.

        We are a pioneer in the carrier-neutral data center industry in China and commenced our operations in 1999. We are one of the first carrier-neutral data center services providers in China with infrastructure interconnected with various carrier networks, which connect and share data traffic to help scale the rapid growth of the early internet in China. Based on our partnership with Microsoft to introduce Azure and Office 365 in China in 2013, we are the first carrier-neutral data center services provider to offer global cloud services in China and our services have helped accelerate the digital transformation of enterprise customers.

        We offer managed hosting services to host our customers' servers and networking equipment and provide interconnectivity to improve the performance, availability and security of their internet infrastructure. We have adopted a "dual-core" strategy to address both retail and wholesale data center market opportunities. Our retail managed data center services provide different levels of services that are scalable to meet our customers' needs, from a single cabinet up to megawatt deployments. Our wholesale managed data center services provide customers with new data center sites constructed and developed by us based on their specified standards. We believe that the scale of our data center footprint and networking assets as well as our carrier- and cloud-neutrality, position us well to capture the vast opportunities in the rapidly expanding market of internet and cloud computing infrastructure services in China.

        In addition, we are a first mover among China's carrier-neutral data center service providers in offering cloud services through partnerships to cover public, private and hybrid cloud scenarios. We provide customized enterprise connection services and solutions, including enterprise virtual private network, or VPN, and software-defined wide area network, or SD-WAN, to enterprises across various industries. These value-added services strengthen our capability to provide quality services and meet our customers' additional demands.

        With a nationwide data center network and comprehensive service offerings, we have attracted a diversified and loyal customer base. As of June 30, 2020, we had approximately 1,300 customers for our managed hosting services. We also enjoy long-standing relationships with our customers and have high customer retention, as evidenced by our low average monthly hosting churn rate for managed hosting services, which was 0.3%, 0.5% and 0.4% in 2018, 2019 and for the six months ended June 30, 2020, respectively.

        Our total net revenues generated from hosting and related services increased by 11.4% from RMB3,401.0 million in 2018 and to RMB3,789.0 million in 2019 and increased by 27.0% from RMB1,759.9 million for the six months ended June 30, 2019 to RMB2,234.9 million (US$316.3 million) for the six months ended June 30, 2020. The total number of cabinets under our management increased from 30,654 as of December 31, 2018 to 36,291 as of December 31, 2019 and further increased to 44,050 as of June 30, 2020. We had a net loss of RMB186.7 million in 2018 and RMB181.2 million in 2019, which reflected the effect of share-based compensation expenses, our acquisitions and dispositions. We had a net loss of RMB1,786.3 million (US$252.8 million) for the six months ended June 30, 2020, which reflected changes in the fair value of convertible promissory notes. Our adjusted EBITDA increased by 14.5% from RMB917.7 million in 2018 to RMB1,050.5 million in 2019 and increased by 10.0% from RMB514.2 million for the six months ended June 30, 2019 to RMB565.8 million (US$80.1 million) for the six months ended June 30, 2020, respectively. For a detailed description of our non-GAAP measures, see "Certain Financial Data—Non-GAAP Measures."

Our Competitive Strengths

        We believe that the following key competitive strengths have contributed significantly to our success and differentiate us from our competitors:

A pioneer and leader in China's carrier-neutral data center market with a strong brand recognition

        We are a pioneer and a market leader in China's carrier-neutral data center service industry. Our services have helped accelerate the digital transformation of enterprise customers. We are one of the first carrier-neutral data center services providers in China with infrastructure interconnected with various networks, which could connect and share data traffic to help scale the rapid growth of the early internet in China. We are the first Chinese carrier-neutral data center services provider that completed an overseas listing in 2011. Based on our partnership with Microsoft to introduce Azure and Office 365 in China in 2013, we are the first carrier-neutral data center services provider to offer global cloud services in China. We believe we are a pioneer in adopting cutting-edge technologies to meet enterprises' evolving demands. For example, we are one of the first carrier-neutral data center services providers that started to provide VPN, bare metal cloud and hybrid IT services in China.

        In China's highly competitive and fragmented carrier-neutral data center market, we have achieved a 10.6% market share and are the second largest data center services provider in terms of revenues in 2019, according to Frost & Sullivan. We have established a strong brand and reputation for advanced data center infrastructure and high quality services, as evidenced by the numerous awards and recognitions we have received, including the "2019 Best IDC Services Provider" award granted by CTDC Summit in 2019 and the "China's Top 100 Internet Companies" award granted by the Internet Society of China and the MIIT in 2018. As a market leader in China's carrier-neutral data center services industry, we believe we are able to leverage our scale and reputation to effectively lower our customer acquisition costs and better serve our customers.

Premium data centers located strategically in major internet hubs

        We have one of the largest carrier-neutral data center networks in China with 30 self-built data centers and 53 partnered data centers housing an aggregate of 44,050 cabinets as of June 30, 2020. Our data centers are concentrated in tier-1 and their surrounding cities, which have favorable supply-demand dynamics, owing to dense internet traffic, scarce resources and high demand for data center facilities. As of June 30, 2020, we had approximately 40,200 cabinets in 30 self-built data centers, consisting of approximately 17,800 cabinets in Beijing, 9,800 cabinets in Shanghai and Hangzhou, 5,700 cabinets in the Great Bay Area, 3,400 cabinets in satellite cities of these regions, and 3,500 cabinets in other regions, including Xi'an and Chengdu. We believe that we have benefited from early mover advantage and formed a barrier to entry as it is difficult for competitors to secure new sites in tier-1 cities and to replicate nationwide coverage like ours within a short period of time.

        We distinguish ourselves by our superior interconnectivity enabled by our large number of data centers and connection to extensive data transmission networks. As a carrier-neutral and cloud-neutral data center services provider, our infrastructure is interconnected with the networks operated by all of China's telecommunications carriers, major non-carriers and local internet services providers, or ISPs. The interconnectivity of our infrastructure enables each of our data centers to function as a network access point for our customers' data traffic. In addition, our proprietary smart routing technology allows us to automatically select an optimal route to direct our customers' data traffic to ensure fast and reliable data transmission. This advanced interconnectivity within and beyond our network provides an effective solution to address our customers' needs for reliable internet infrastructure and interconnectivity in China.

Differentiated business model with a comprehensive service offering

        We have been able to adapt our growth strategies to the evolving development of China's data center services industry and maintained our leadership in the market by identifying emerging market opportunities and continually expanding and upgrading our services. In 2018, we introduced our "dual-core" strategy with the aim of addressing the needs of both the retail and wholesale segments. With this strategy, we continue to strengthen our leading position in the retail data center services market segment by offering different levels of tailored server administration services that are scalable to meet our customers' needs. In addition to data centers' colocation services, we offer a comprehensive suite of solutions, including interconnectivity services, such as Border Gateway Protocol network, direct line connection, bare metal services, multi-cloud management, business continuity and disaster recovery services, as well as value-added services, including VPN, SD-WAN and Microsoft public cloud services.

        We have been growing our wholesale data center services, targeting both traditional wholesale colocation customers and hyperscale customers, such as internet giants and large cloud services providers. We have achieved considerable progress since we launched our wholesale data center services business. In October and December 2019, we signed two memoranda of understanding with Alibaba to construct and deploy Alibaba's data center facilities in Eastern China. We delivered the first phase of this project in the first half of 2020 and expect to deliver the second phase by the end of 2021. As of June 30, 2020, the total capacity commitment from our wholesale customers reached 130 megawatts.

Large, diversified and loyal customer base

        Delivering on our differentiated value proposition and best-in-class customer service, we have built and maintained a large base of diversified and long-term customers over the years. According to Frost & Sullivan, we had the largest customer base among carrier-neutral data center services providers with approximately 1,200 customers for managed hosting services as of December 31, 2019. As of June 30, 2020, we had over 6,000 enterprise customers, of which approximately 1,300 customers are using our managed hosting services. Our customer base includes Asia's most prominent internet and technology companies.

        We enjoy long-standing relationships with our customers and have high customer retention, as evidenced by our low average monthly hosting churn rate for managed hosting services, which was 0.3%, 0.5% and 0.4% in 2018, 2019 and for the six months ended June 30, 2020, respectively. Our loyal customer base has enabled us to achieve sustainable business growth with our recurring revenue model, which provides us with significant visibility into future financial performance. In 2018, 2019 and the six months ended June 30, 2020, our recurring revenues were consistently over 90% of our net revenues. Our monthly recurring revenues per cabinet were RMB8,258, RMB8,747 and RMB8,853 (US$1,253) in 2018 and 2019 and for the six months ended June 30, 2020, respectively.

        Our experience in serving market leaders in different sectors provides us with industry knowledge, operational expertise and credibility that we can leverage on to cross-sell additional services to our existing customers and attract new customers.

In-depth industry expertise with strong research and development capabilities

        Leveraging on the deep experience accumulated over an operating history of more than two decades in the data center services industry, we have developed a number of innovative solutions for the operation and maintenance of data centers.

        Since the inception of our business, we have continually focused on the adoption of new technologies in designing, constructing and operating data centers with reliability, efficiency and resiliency. We have developed many proprietary technologies in the areas of energy saving, data center design, facility maintenance and operations, as well as network operation and maintenance management. We are able to provide service-level agreement for 99.99% uptime for power and 99.9% uptime for network connectivity for our self-built data centers, demonstrating high reliability, availability, security and manageability.

        We believe our focus on research and development is key to supporting our growth in both our mature and emerging businesses. We have cultivated an innovation-focused corporate culture and are committed to enhancing our technological capabilities and expanding our service offerings through in-house research and development. As of June 30, 2020, we had an experienced team of 172 professional engineers, many of whom have more than ten years of relevant industry experience. We have also been promoting research and development training for our professional engineers. Our research and development efforts have resulted in 73 patents, 41 patent applications and 148 copyright registrations as of June 30, 2020.

Visionary management team with a strong track record of execution

        We have an innovative and entrepreneurial management team. Our founder and executive chairman, Mr. Sheng Chen, has been instrumental to the development and success of our business. With more than 20 years of experience in the internet and telecommunication industry in China, Mr. Chen provides vision, overall management and strategic decision-making relating to marketing, investment planning and corporate development of our company. Our senior management team has extensive experience in relevant industries and brings a strong track record of execution. Our chief executive officer, Mr. Shiqi Wang, is an industry veteran with rich experience and proven capabilities for pursuing and executing new business initiatives. Ms. Sharon Xiao Liu, our chief financial officer, has strong expertise and execution capability in the fields of corporate development and corporate finance. Mr. Samuel Shen, the executive chairman of our retail data center business group has extensive experience in the fields of cloud, edge computing, big data, and AI services. Mr. Shen served as President for JD Cloud and held several senior positions at Microsoft. Under the leadership of our tech-savvy management team, we have created industry-leading solutions, and continue to drive innovation in our industry by identifying new business opportunities, exploring new business models, and developing new solutions and services.

Our Strategies

        We intend to pursue the following strategies:

Accelerate capacity roll-out

        We plan to further increase our core data center capacity and backbone interconnection in key markets, to meet the growing demand for carrier- and cloud-neutral data center solutions. We will continue to invest and increase our capacity through new self-built data centers, as well as expand the capacity of our existing data centers. In addition, we may also prudently pursue acquisitions or investments to secure data center locations in key markets. We plan to continue to partner with telecommunication carries and internet service providers and integrate connection points to expand our backbone coverage via software-defined fabric, aiming to provide customers with high performance, reliability, redundancy and low latency network services.

Continue to invest in our "dual-core" strategy

        To further implement our "dual-core" strategy, we plan to continue catering our services offerings to meet the demands of both retail and wholesale data center services markets. We will further strengthen our leading position in the retail data center services market by expanding our value-added services for customers and further enhancing interconnection within our data centers. For wholesale data center services, we plan to acquire new customers targeting internet giants, cloud services providers and certain industry verticals, such as the financial services sector. We will strengthen our capabilities in data center design, construction and delivery to meet their customized requirements.

Retain and deepen existing customer relationships and attract new customers

        We intend to strengthen and deepen our relationships with existing customers of our retail data center business and enhance their stickiness to our platform. To further develop our wholesale data center business, we plan to continue to leverage our industry expertise to secure opportunities from large wholesale and hyperscale customers and to provide fast delivery of customized data centers and solutions that address their needs. Additionally, leveraging our large customer base, high retention subscription model and scalable multi-cloud fabric, we plan enhance our sales and marketing efforts to attract industry-leading partners to join our ecosystem and tap into the opportunities arising from these customers' digital transformation.

Continue to promote value-added services

        We intend to further expand our value-added services to provide one-stop full-stack data center solutions for customers. We intend to continue growing our public cloud management services. In addition, by leveraging on our partnership with various cloud services providers, we plan to expand and deepen our interconnectivity products and our private and hybrid cloud management turn-key solutions to capture the rapidly growing demand for such services in order to become a leading cloud computing infrastructure services provider in China. We also plan to expand our enterprise interconnection service offerings from VPN to a full spectrum of SD-WAN offerings to capture additional opportunities in that market.

Continue to invest in technology

        We are committed to technological innovation. We will continue to enhance our overall technology and solution offerings to better serve our customers and increase the overall efficiency of our operations. We believe that the increasing focus by our customers on AI, big data, IoT and industrial digitalization provides opportunities for us to cater to our customer's demands for services that complement our core hosting services. To achieve our goals and widen our technology advantage, we intend to continue to invest in engineering talent by competitive recruiting and retaining measures, as well as proactively offering them training and career development opportunities.

Our Challenges

        We face risks and uncertainties, including those relating to the following:

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  our ability to successfully implement our expansion plans;

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  the reliability and quality of our infrastructure or services;

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  our competition with, and dependency on, China Telecom, China Unicom and China Mobile for telecommunication resources;

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  our ability to renew leases for our data centers on commercially reasonable terms;

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  our business expansion, including the acquisition and integration of new businesses;

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  our ability to attract new customers and retain existing customers;

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  our ability to compete effectively;

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  our self-built and partnered data centers are vulnerable to security breaches;

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  our ability to raise additional capital to meet our future capital needs; and

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  our ability to obtain sufficient cash flow to service our debt.

        Please see "Risk Factors" and other information included in the 2019 Annual Report and this prospectus supplement for a discussion of these and other risks and uncertainties that we face.

Key Performance Indicators

        Our net revenue and results of operations are largely determined by cabinet capacity under management and the utilization rate of cabinets. The following table sets forth our key performance indicators in 2017, 2018, 2019 and for the six months ended June 30, 2019 and 2020.

	As of or for the Year Ended December 31,			As of or for the Six Months Ended June 30,
	2017	2018	2019	2019	2020
Number of cabinets under management	29,080	30,654	36,291	31,111	44,050
In self-built data centers	23,823	25,711	32,047	26,196	40,157
In partnered data centers	5,257	4,943	4,244	4,915	3,893
Average cabinet utilization rate(1)	75.3%	70.6%	66.0%	66.1%	60.9%
Average monthly recurring revenues per cabinet (RMB)(2)	7,678	8,258	8,747	8,725	8,853

(1)
We calculate the average cabinet utilization rate in a given period by dividing the sum of the number of billable cabinets as of the end of each month during the period by the sum of the number of cabinet capacity as of the end of each month during the same period.

(2)
Refers to monthly recurring revenue per cabinet for our retail data center services. We calculate the monthly recurring revenues per cabinet by dividing revenues generated from our managed hosting services recognized on a recurring basis each month by the number of cabinets under management as of the end of that month. The average monthly recurring revenues per cabinet for a given period is calculated by dividing the sum of recurring revenues for each month during the period by the sum of the number of billable cabinets as of the end of each month during the same period.

        For the six months ended June 30, 2020, the average cabinet utilization rate for the cabinets built prior to 2019 reached 73.0%. The overall average cabinet utilization rate for the six months ended June 30, 2020 was 60.9%, primarily reflecting the fact that a substantial portion of the newly-added cabinet capacity in 2019 was delivered in the second half of 2019 and we continued to increase our cabinet capacity in the first half of 2020. These newly-added cabinets are still in their ramp-up stage.

Our Corporate Structure

        We commenced operations in 1999, and through a series of corporate restructurings, established a holding company, AsiaCloud Inc. in October 2009 under the laws of the Cayman Islands. AsiaCloud Inc. was formerly a wholly-owned subsidiary of aBitCool Inc., a company incorporated under the laws of the Cayman Islands. In October 2010, AsiaCloud Inc. effected a repurchase and cancellation of all its outstanding shares held by aBitCool Inc. and the issuance of ordinary shares and preferred shares to the shareholders of aBitCool Inc. so that they maintained their respective ownership interests in AsiaCloud Inc. directly. In connection with the restructuring, AsiaCloud Inc. changed its name to 21Vianet Group, Inc.

        Due to restrictions under PRC law on foreign ownership of entities engaged in data center and telecommunications value-added services, we conduct our operations in China through contractual arrangements among us, our wholly-owned PRC subsidiaries, our variable interest entities and their shareholders. As a result of these contractual arrangements, we control our variable interest entities and have consolidated the financial statements of our consolidated affiliated entities in our consolidated financial statements.

        The following diagram illustrates our current corporate structure of our principal operating entities

(1)
Mr. Sheng Chen and Mr. Jun Zhang, our co-founders, hold 70% and 30% of the equity interests in 21Vianet Technology, respectively, and are parties to the contractual agreements through which we conduct our operations in China.

(2)
Mr. Sheng Chen and Mr. Jun Zhang, our co-founders, hold 95% and 5% of the equity interests in WiFire Network, respectively, and are parties to the contractual agreements through which we conduct our operations in China.

(3)
Mr. Yang Peng and Vianet Network hold 4.9% and 95.1% of the equity interests in BJ iJoy, respectively, and are parties to the contractual agreements through which we conduct our operations in China. Vianet Network is ultimately controlled by Mr. Sheng Chen and Mr. Jun Zhang, our co-founders.

        We issued convertible promissory notes to Goldman Sachs Asia Strategic Pte. Ltd., StoneBridge 2020, L.P. and StoneBridge 2020 Offshore Holdings II, L.P. (collectively "Affiliates of Goldman Sachs Asia Strategic Pte. Ltd.") in an aggregate principal amount of US$75,000,000 pursuant to a convertible note purchase agreement dated February 19, 2020 between us and Goldman Sachs Asia Strategic Pte. Ltd.

        We issued convertible promissory notes to Hina Group Fund II, L.P. and Hina Group Fund VI, L.P. in an aggregate principal amount of US$17,000,000 pursuant to a convertible note purchase agreement dated March 16, 2020 among us, Hina Group Fund II, L.P. and Hina Group Fund VI, L.P.

        We issued convertible promissory notes to UBS SDIC Fund Management Co., Ltd, in an aggregate principal amount of US$58,000,000 pursuant to a convertible note purchase agreement dated April 27,

2020 and a convertible note purchase agreement dated June 5, 2020, between us and UBS SDIC Fund Management Co., Ltd.

        We issued a convertible promissory note to Asialeads Capital (Cayman) Limited in an aggregate principal amount of US$50,000,000 pursuant to a convertible note purchase agreement dated February 24, 2020 between us and Asialeads Capital (Cayman) Limited.

        We issued an aggregate of 150,000 Series A perpetual convertible preferred shares to Vector Holdco Pte. Ltd. ("Vector Holdco"), BTO Vector Fund ESC (CYM) L.P. ("Vector Fund ESC") and BTO Vector Fund FD (CYM) L.P. ("Vector Fund FD" and together with Vector Holdco and Vector Fund ESC, collectively, "Affiliates of Vector") pursuant to an investment agreement (the "Vector Investment Agreement") dated June 22, 2020 among us, Affiliates of Vector and Blackstone Tactical Opportunities Fund—FD (Cayman)—NQ L.P.

        We may undertake a secondary listing of our Class A ordinary shares on the Hong Kong Stock Exchange, which may also involve a public offering of newly-issued shares to public investors. Any potential listing and offering are subject to market conditions and regulatory approvals, including the approval of that stock exchange. The issuance of new equity could result in dilution of our existing shareholders.

Corporate Information

        Our holding company is 21Vianet Group, Inc. Our ADSs are listed on Nasdaq under the symbol "VNET." We conduct our operations in China through contractual arrangements among us, our wholly-owned PRC subsidiaries, our consolidated variable interest entities and their shareholders.

        Our principal executive offices are located at Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road, Chaoyang District, Beijing, People's Republic of China 100016. Our telephone number is (86) 10 8456-2121. Our registered office is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

        Citibank, N.A., as depositary, registers and delivers the ADSs. Each ADS represents ownership of six Class A ordinary shares, deposited with Citibank Hong Kong, as custodian for the depositary. The office of the custodian is located at 10/F Citi Tower, One Bay East 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

 THE OFFERING

Offering price	US$20.75 per ADS.
ADSs offered by us	17,000,000 ADSs (or 19,550,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).
The ADSs	Each ADS represents six Class A ordinary shares, par value US$0.00001 per share. See "Description of American Depositary Shares" in the accompanying prospectus.
Depositary for the ADSs	Citibank, N.A.
Class A ordinary shares outstanding immediately after this offering	618,052,091 Class A ordinary shares (or 633,352,091 Class A ordinary shares if the option to purchase additional ADSs is exercised in full by the underwriters).
Option to purchase additional shares	We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 2,550,000 additional ADSs.
Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately US$338.7 million (or approximately US$389.6 million assuming the underwriters exercise their option to purchase additional ADSs in full), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We expect to use the net proceeds from this offering as follows: (i) approximately 80% on expanding our data center infrastructure by organic growth and strategic acquisitions; and (ii) the remaining for research and development and other general corporate purposes including debt repayment.

See "Use of Proceeds" for additional information.
Lock-up

We, our directors and executive officers, except one director and one executive officer who currently do not hold any shares of our company, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any ADSs, Class A ordinary shares or securities convertible into or exchangeable or exercisable for our ordinary shares or ADSs for a period of 90 days following the date of this prospectus supplement. One of our major shareholders has agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any ADSs, Class A ordinary shares or securities convertible into or exchangeable or exercisable for our ordinary shares or ADSs for a period of 60 days following the date of this prospectus supplement. See "Underwriting" for more information.

Nasdaq Global Select Market trading symbol	VNET
Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of the Depository Trust Company on or about August 28, 2020.
Risk factors

See "Risk Factors" and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

RISK FACTORS

        Investing in the ADSs involves a high degree of risk. Before you decide to buy these securities, you should carefully consider the risks described below together with the risks described in our 2019 Annual Report, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.

We have a history of net loss and we are uncertain about our future profitability.

        We have incurred net loss of RMB917.6 million, RMB186.7 million, RMB181.2 million and RMB1,786.3 million (US$252.8 million) in 2017, 2018, 2019 and for the six months ended June 30, 2020, respectively. We cannot assure you that we will be able to generate net profits in the future. Our net loss has resulted primarily from our cost of revenues and investments made to grow our business, such as, in telecommunication costs research and development efforts and sales and marketing efforts. We expect our costs and expenses to increase in absolute amounts as we continue to grow our business. Moreover, we intend to continue to invest in the foreseeable future in expanding our data center infrastructure, improving our technologies, hiring qualified research and development personnel and offering additional solutions and products, which is expected to cause our cost of revenues, sales and marketing expenses and research and development expenses to continually increase. We also plan to invest in sales, marketing and branding efforts. These efforts may be more costly than we expect and our revenues may not increase sufficiently to offset the expenses, which may result in increased operating and net loss in the short term with no assurance that we will eventually achieve our intended long-term benefits or profitability.

We may not be able to successfully implement our growth strategies.

        We have been providing retail data center services to customers by offering them colocation, interconnectivity and other value-added services with standardized cabinets since our inception. In 2018, we developed our "dual-core" growth strategy to expand into wholesale data center services to construct and develop hyperscale data center sites for large-scale technology companies based on their customized standards. The wholesale data center services market has different competitive landscape, consumer preference and spending patterns from the retail data center services market. We may need to build brand recognition in this market through further investments in sales and promotional activities than we originally planned. Our ability to attract customers of wholesale services will depend on a variety of factors, including our capabilities in data center design, construction and delivery, data centers' operating reliability and security, as well as our management and maintenance services. Our inability to develop, provide or effectively execute any of these factors may hinder the implementation of this new growth strategy and adversely affect our business, financial condition and results of operations.

Delays in the construction of new data centers or the expansion of existing data centers could involve significant risks to our business.

        In order to meet customer demand in some of our existing and new markets, we need to expand existing data centers, lease new facilities or obtain suitable land to build new data centers. Expansion of existing data centers and/or construction of new data centers are currently underway, or being contemplated, in many of our markets. Such expansion and/or construction require us to carefully select and rely on the experience of one or more designers, general contractors, and subcontractors during the design and construction process. If a designer, general contractor, or significant subcontractor experiences financial or other problems during the design or construction process, we could experience significant delays and/or incur increased costs to complete the projects, resulting in negative impacts on our results of operations.

        Government policies and restrictions on the construction of new data centers or the expansion of existing data centers may also have a material impact on our business. For example, since January 2019, MIIT and other regulatory authorities encourage data centers to adhere to certain average levels of energy conservation and aim to reach several goals including, among others, maintaining the power usage effectiveness, or PUE, of newly constructed large and extra-large data centers at or below 1.4 from the year 2022 onwards. Some local governmental authorities also issued regulations and relevant implementation rules in order to control the construction and expansion of data centers. For example, on September 6, 2018, the General Office of the People's Government of Beijing Municipality issued a notice prohibiting new construction or expansion of data centers which are involved in providing internet data services or information processing and storage support services within certain areas of Beijing. Governmental authorities in Shanghai also announced similar guidance on January 2, 2019, which provides that the PUE of newly constructed internet data centers is required to be strictly controlled below 1.3, and the PUE of reconstructed internet data centers is required to be strictly controlled below 1.4. These regulatory developments and uncertainties regarding their implementation may adversely affect the expansion and/or construction progress of our data centers. While we endeavor to obtain the regulatory approvals for the development and operation of our data centers (including fixed asset investment project filings and conducting energy conservation examinations of our data center construction projects to meet the requirements under national and local laws and regulations), we cannot assure you that all of our data centers have met the requirements or that we have obtained or will obtain all relevant approvals, the lack of which could have an adverse effect on our business and expected growth.

        In addition, we need to work closely with the local power suppliers in the regions where we plan to expand existing data centers or construct new data centers. If we experience significant delays in the supply of power required to support the data center expansion or new construction, either during the design or construction phases, the progress of the data center expansion and/or construction could deviate from our original plans, which could have a material and negative effect on our revenue growth, profitability and results of operations.

Failure to maintain our partnership with Microsoft may have a material and adverse effect on our operations and strategic goals of the cloud service business.

        Through our strategic partnership with Microsoft, we started providing public cloud services in 2013 and hybrid cloud services in 2014. We are Microsoft's local partner of all of its four major cloud offerings: Microsoft Azure, Office 365, Dynamics 365 and Power Platform services. We rely on our partnership with Microsoft in order to operate critical functions of our cloud service business. Our revenue from cloud services consisted of incentive revenue from Microsoft upon completion of certain conditions and a fixed percentage amount based on gross sales price generated from cloud services provided to end customers. There can be no certainty that our partnership with Microsoft will not be changed or terminated. Any change in the partnership with Microsoft could cause delays in the delivery of our cloud service and possible losses in revenue, which could adversely affect our results of operations. In addition, alternative partners may not be available, or may not provide their products or services at similar of favorable prices. To the extent that we are unable to maintain our partnership with Microsoft, and if we have not yet established, or are unable to establish, partnerships with other cloud service providers, our operations, reputation and strategic goals of cloud service business would be adversely affected.

Our independent registered public accounting firm, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies traded publicly in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board, or PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the People's Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors, like other independent registered public accounting firms operating in China, are currently not inspected by the PCAOB. In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC, or the Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC and the Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S. listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating that the PCAOB's inability to inspect audit work papers in China continues. On June 4, 2020, the U.S. President issued a memorandum ordering the President's Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S. On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this requirement by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies. On August 10, 2020, the SEC announced that SEC Chairman Jay Clayton had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals.

        Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditors' audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements, which may have a material adverse effect on our ADS price, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges ("EQUITABLE") Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq Global Market of issuers included on the SEC's list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Kennedy Bill. If passed by the U.S. House of Representatives and signed by the U.S. President, the Kennedy Bill would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded "over-the-counter" if the auditor of the registrant's financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of this legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our ADSs and Class A ordinary shares could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing the U.S. capital markets. If any such policies were to materialize, the resulting legislation, if it were to apply to us, would likely have a material adverse impact on our business and the price of our ADSs and Class A ordinary shares. Furthermore, a delisting of our ADSs would result in additional adverse effects on us, requiring repayment or redemption of, and causing other adverse consequences under, our outstanding shareholder instruments and debt securities.

The ongoing COVID-19 pandemic could materially and adversely affect our business, financial condition and results of operations.

        Beginning in early 2020, there was an outbreak of a novel strain of coronavirus, or COVID-19, in China. In response to intensifying efforts to contain the spread of COVID-19, the Chinese government took a number of actions, which included extending the Chinese New Year holiday, quarantining and otherwise treating individuals in China who are infected with COVID-19, asking residents to remain at home and to avoid gathering in public, and other actions. The COVID-19 pandemic has also resulted in temporary closure of many corporate offices, schools, retail stores and manufacturing facilities and factories across China. In response to the pandemic, we implemented remote working arrangements and suspended our offline customer acquisition activities and business travels to ensure the safety and health of our employees. All of these measures have affected general commercial activities in China and our operating activities.

        While the duration and severity of the spread of the COVID-19 pandemic are not predictable, the global spread of the COVID-19 pandemic in major countries of the world may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. If the construction of new data centers or the expansion of existing data centers cannot be completed or delivered on time due to ongoing the COVID-19 pandemic, we might be unable to meet our customer demand in the existing and new markets as expected, which may adversely and materially affect our business, financial condition and results of operations. Any economic slowdown in China due to the outbreak of COVID-19 may have a negative impact on our capital expenditures, which may further result in insufficient funds for our future expansion or growth and decreases in our revenues, and our business, financial condition and results of operations may be adversely and materially affected. In addition, the business disruptions caused by the outbreak of COVID-19 might also adversely and materially affect our customers' business operations and financial conditions, especially for small- and medium-sized enterprises, and they might start to encounter cash flow or operating difficulties, which may reduce their demand for our services, increase the accounts receivable turnover days or even increase the default risks. All of these consequences would negatively affect our results of operations. Any prolonged disruption of our businesses or those of our customers or business partners could negatively impact our financial condition and results of operations.

We could be adversely affected by political tensions between the United States and China.

        The U.S. government has in the past issued export restrictions that effectively banned U.S. companies from selling products to ZTE Corporation. In 2018, the U.S. adopted new laws designed to address concerns about the export of emerging and foundational technologies to China. In May 2019, the U.S. government imposed a similar ban on sales of all products to Huawei. In addition, in May 2019, President Trump issued an executive order that invoked national emergency economic powers to implement a framework to regulate the acquisition or transfer of information communications technology in transactions that imposed undue national security risks.

        Political tensions between the United States and China have escalated due to, among other things, the COVID-19 outbreak, the PRC National People's Congress' passage of the Hong Kong National Security Law, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC, as well as the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with ByteDance Ltd., Tencent Holdings Ltd. and the respective subsidiaries of such companies. In August 2020, the U.S. government further tightened export controls on Huawei, including by confirming that the expired Temporary General License authorizing certain dealings with Huawei will not be renewed and restricting non-U.S. chipsets based on or using U.S. technology from being exported to Huawei. Rising political tensions could reduce levels of trade, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have a material and adverse impact on the stock performance of China-based issuers listed in the United States. It is unclear if this proposed legislation would be enacted.

        Based on our current assessment of the situation, we do not believe that our business operations or financial performance will be materially and adversely affected by the above developments, though Huawei and Bytedance Ltd. are our current customers and they together contributed to less than 5% of our net revenues for 2019 and the six months ended June 30, 2020. However, we cannot assure you that, if the political tension between the United States and China intensifies and further regulations affecting our business or customers are passed, our business will not be materially and adversely affected.

Our Class A ordinary shares are equity securities and as such are subordinate to our existing and future indebtedness, the Series A perpetual convertible preferred shares and other preferred shares we may issue in the future.

        The Class A ordinary shares are our equity interests and do not constitute indebtedness. As such, the Class A ordinary shares will rank junior to all of our indebtedness and other non-equity claims on us with respect to assets available to satisfy claims against our company, including in a liquidation of our company. Additionally, holders of our Class A ordinary shares may be subject to prior dividend and liquidation rights of any holders of our preferred shares. Because the ADSs represent Class A ordinary shares, holders of ADSs will be subject to the same consequences.

        Our Class A ordinary shares will rank junior to our Series A perpetual convertible preferred shares, or the Preferred Shares, with respect to the amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. The holders of our Preferred Shares shall be entitled to be paid out of the assets of our company available for distribution, before any distribution or payment out of the assets of our company shall be made to the holders of our ordinary shares, a liquidation preference equal to the greater of (i) the original issuance price of the Preferred Shares, or US$1,000 per share, plus any unpaid, accrued and accumulated dividends, and (ii) the aggregate value that such holders would have received had all holders of Preferred Shares, immediately prior to liquidation, converted all Preferred Shares then outstanding (together with any unpaid, accrued and accumulated dividends thereon) into our Class A ordinary shares or ADSs.

        Under our memorandum and articles of association, our board of directors is authorized to issue or allot additional classes of shares with or without preferred, deferred, qualified or other special rights or restrictions without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes of shares that may be issued, including voting rights, dividend rights, redemption rights, and preferences over our Class A ordinary shares (and hence over the rights of our ADSs) with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred shares in the future that have a preference over our ordinary shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred shares with voting rights that are greater than the voting rights of our Class A ordinary shares (and hence dilute the voting power of our ADSs), the rights of holders of our ADSs or the market price of our ADSs could be adversely affected.

The market price of our ADSs has fluctuated and may continue to be volatile.

        The trading prices of our ADSs are likely to be volatile and could fluctuate widely due to factors beyond our control. This may occur due to broad market and industry factors, such as the performance and fluctuation in the market prices or the underperformance or declining financial results of other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies' securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. The recent ongoing administrative proceedings brought by the SEC against five accounting firms in China, alleging that they refused to hand over documents to the SEC for ongoing investigations into certain China-based companies, occurs at a time when accounting scandals have eroded investor appetite for China-based companies. Any other negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of the Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the market price of our ADSs.

        The trading price of our ADSs has been volatile and has ranged from a low of US$6.31 to a high of US$30.44 between January 1, 2019 and July 31, 2020. The market price for our ADSs may be highly volatile and subject to wide fluctuations in response to factors including the following:

  •
  actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

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  changes in financial estimates or recommendations by securities analysts;

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  delays in the release of quarterly and annual results of operations or the filing of key documents and reports required to be filed under the U.S. securities laws;

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  conditions in the internet industry in China;

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  changes in the performance or market valuations of other companies that provide hosting and managed network services;

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  fluctuations of exchange rates between the Renminbi and the U.S. dollar or other foreign currencies;

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  announcements by us or our competitors of new products and service offerings, significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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  detrimental negative publicity about us, our competitors or our industry;

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  negative short seller allegations against us;

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  additions or departures of executive officers;

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  sales or perceived potential sales of additional ordinary shares or ADSs;

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  litigation or administrative investigations; and

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  general economic or political conditions in China, as well as political tensions between the United States and China.

Our directors and employees may face claims and lawsuits as a result of their position in other companies, which may also harm our reputation.

        Our directors and employees may face additional exposure to claims and lawsuits as a result of their position in other public companies. For example, one of our directors, Mr. Sean Shao, an independent director and chairman of the audit committee of Jumei International Holding Limited, was named as a defendant in an ongoing securities class action lawsuit filed in the U.S. against Jumei International Holding Limited, a company formerly listed on the New York Stock Exchange, regarding an alleged omission and misrepresentation in that company's solicitation/recommendation statement filed with the SEC in connection with its privatization transaction. Mr. Shao was also an independent director and chairman of the audit committee of Luckin Coffee Inc. from May 2019 through July 2020 and was chairman of a special committee of the board which investigated accounting improprieties at Luckin Coffee Inc. during 2020. Luckin Coffee Inc. and its directors, including Mr. Shao, have been named as defendants in several lawsuits brought with respect to these accounting improprieties. The existence of litigation, claims, investigations and proceedings against our directors and employees, even if they do not involve our company, may harm our reputation and adversely affect the trading price of our ADSs and Class A ordinary shares.

Future sales of a substantial number of our ADSs in the public market, or the perception that these sales could occur, could cause the price of our ADSs to decline.

        In the future, we may issue additional ordinary shares or ADSs to raise capital, and our existing shareholders could sell substantial amounts of ADSs, including those issued upon the exercise of outstanding options, in the public market. We cannot predict the size of any future issuance of ordinary shares or ADSs or the effect that future sales of our ordinary shares or ADSs would have on the market price of our ADSs. Any future sales of a substantial number of our ADSs in the public market, or the perception that these sales could occur, could cause the trading price of our ADSs to decline and impair our ability to raise capital through the sale of additional equity securities.

        We have adopted share incentive plans, under which we have the discretion to grant a broad range of equity-based awards to eligible participants. In May 2020, we adopted the 2020 Share Incentive Plan, or 2020 Plan. We intend to register all Class A ordinary shares issuable under the 2020 Plan, and have registered the Class A ordinary shares issuable under our existing incentive plans. Once these Class A ordinary shares are registered, they can be freely sold in the public market in the form of ADSs.

        If a large number of our Class A ordinary shares or securities convertible into our Class A ordinary shares are sold in the public market in the form of ADSs, the sales could reduce the trading price of our ADSs and impede our ability to raise future capital.

        We may issue additional equity securities, including additional ordinary shares, preferred shares or other equity-linked securities, in subsequent private placements or public offerings. For instance, we may undertake a secondary listing of our Class A ordinary shares on the Hong Kong Stock Exchange, which may also involve a public offering of newly-issued shares to public investors. Any potential offering is subject to market conditions and regulatory approvals, including the approval of that stock exchange. The issuance of new equity could result in dilution of our existing shareholders.

A sale of our shares and/or ADSs by one of our major shareholders could have adverse consequences for us.

        One or more of our major shareholders may consider, from time to time and in their sole discretion, selling part or all of their shareholdings in us. Any such sale may be accomplished by open market transactions, either directly or through underwriters, through private sales or by block trades of all or substantially all of their position. Any such sale could result in significant downward pressure on the price of our ADSs. In addition, any sale of our shares and/or ADSs by a controlling shareholder could have further consequences, which could include, among other things: (i) potentially triggering a change of control under certain of our outstanding debt instruments or any future debt instruments we incur, which could, under certain circumstances, result in an obligation by the company to repurchase such debt instruments; (ii) potentially triggering a default or event of default under the company's current outstanding or future debt instruments; (iii) a potential negative impact on our credit ratings; and (iv) making us a more attractive takeover target due to having more widely dispersed voting control of the company. Any of these outcomes could have a significant, adverse impact on the company. The lock-up letter entered into by one of our major shareholders in connection with this offering permits such shareholder, during the term of the lock-up, to transfer its shares to one or more investors in one or more privately negotiated transactions; provided that any transferee agrees to be bound by the terms of the lock-up letter. See "Underwriting." Certain of our major shareholders, in particular Tuspark Innovation Venture Ltd., which holds 21.0% of our shares, representing 51.7% of the voting power of our ordinary shares, are not subject to a lock-up letter in connection with this offering.

Our triple-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

        We have a triple-class voting structure such that our ordinary shares consist of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while (i) holders of Class B ordinary shares are entitled to ten votes per share and (ii) holders of Class C ordinary shares are entitled to one vote per share, except that we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares:

  •
  any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among the Company, King Venture Holdings Limited, Xiaomi Ventures Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between Company and Tuspark Innovation Venture Limited;

  •
  entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and

  •
  any proposed amendments to our memorandum and articles of associations that will amend, alter, modify or change the rights attached to Class C ordinary shares.

        Each Class B ordinary share and each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while neither Class A ordinary shares nor Class C ordinary shares are convertible into Class B ordinary shares or preferred shares under any circumstances, neither Class A ordinary shares nor Class B ordinary shares are convertible into Class C ordinary shares or preferred shares under any circumstances. Upon any transfer of Class B ordinary shares or Class C ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B ordinary shares or Class C ordinary shares shall be automatically and immediately converted into the equal number of Class A ordinary shares.

        Due to the disparate voting powers attached to these three classes, holders of our Class B ordinary shares or Class C ordinary shares have significant voting power over matters requiring shareholders' approval. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

We may require additional capital to meet our future capital needs, which may adversely affect our financial position and result in additional shareholder dilution.

        We will require significant capital expenditures and cash investments to fund our future growth. We may need to raise additional funds through equity or debt financings in the future in order to meet our capital needs mostly in relation to the construction of our self-built data centers and future acquisition opportunities. If we raise additional funds through further issuances of equity or equity-linked securities, our existing shareholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our ADSs. We may not be able to raise required cash on terms acceptable to us, or at all. If new financing sources are required, but are insufficient or unavailable, we may need to modify our growth and operating plans and business strategies based on available funding, if any, which would harm our ability to grow our business.

We are exempt from certain corporate governance requirements of Nasdaq and we intend to rely on certain exemptions.

        Certain corporate governance practices in the Cayman Islands, which is our home country, are considerably different from the standards applied to U.S. domestic issuers. Nasdaq Marketplace Rules provide that foreign private issuers are exempt from certain corporate governance requirements of Nasdaq and may follow their home country practices, subject to certain exceptions and requirements to the extent that such exemptions would be contrary to U.S. federal securities laws and regulations. We currently follow our home country practice that: (i) does not require us to solicit proxy and hold meetings of our shareholders every year, (ii) does not restrict a company's transactions with directors, requiring only that directors exercise a duty of care and owe certain fiduciary duties to the companies for which they serve, (iii) does not require us to obtain shareholder approval for issuing additional securities exceeding 20% of our outstanding ordinary shares, and (iv) does not require us to seek shareholders' approval for amending our share incentive plan. As a result, our investors may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ADSs or Class A ordinary shares.

        Based on the market price of our ADSs and Class A ordinary shares, the value of our assets, and the composition of our assets and income, we believe that we were not a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for our taxable year ended December 31, 2019, and we do not expect to be a PFIC for our taxable year ended December 31, 2020. We must make a separate determination each year as to whether we are a PFIC (after the close of each taxable year). While we do not anticipate becoming a PFIC, no assurances regarding our PFIC status can be provided for any past, current or future taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current taxable year or any future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or subsequent taxable year.

        A non-U.S. corporation, such as our company, will be considered a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the "asset test"). Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and certain net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        Although the law in this regard is not entirely clear, we treat our variable interest entities as being owned by us for U.S. federal income tax purposes because we control their management decisions and we are entitled to substantially all of their economic benefits and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our variable interest entities for United States federal income tax purposes, we would likely be treated as a PFIC for our taxable year ended December 31, 2019 and for subsequent taxable years.

        If we were to be or become a PFIC, U.S. investors may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of our Class A ordinary shares and/or ADSs and on the receipt of distributions on the Class A ordinary shares and/or ADSs to the extent such gain or distribution is treated as an "excess distribution" under the U.S. federal income tax rules. See "Taxation—Certain United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations."

The right of our ADS holders to participate in any future rights offerings may be limited, which may cause dilution to holdings of our ADS holders.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act of 1933, or the Securities Act, or exempt from registration under the Securities Act with respect to all holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to take advantage of any exemptions from registration under the Securities Act. Accordingly, holders of our ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

Holders of our ADSs may be subject to limitations on transfer of their ADSs.

        Our ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law, conduct most of our operations in China and a majority of our officers and directors reside outside the United States.

        We are a Cayman Islands company, and the major portion of our assets are located outside the United States. A substantial portion of our current operations are conducted in the PRC. In addition, some of our directors and executive officers are nationals and residents of countries or areas other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for holders of our ADSs to effect service of process within the United States upon these persons, or to bring an action against us or against these individuals in the United States in the event that they believe that their rights have been infringed under the U.S. federal securities laws or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments. Furthermore, class action lawsuits, which are available in the United States for investors to seek remedies, are generally uncommon in the Cayman Islands and the PRC.

        The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law which provides, among other things, that without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

        As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than they would as public shareholders of a company incorporated in the United States.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

        Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. While a detailed interpretation of, or implementing rules under Article 177 are yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

We are a foreign private issuer within the meaning of the rules under the Exchange Act of 1934, as amended, or the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q and current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the U.S. Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to continue to publish our results on a quarterly basis as press releases, distributed pursuant to Nasdaq rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, holders of our ADSs may be afforded less protection or information than they would under the Exchange Act rules applicable to U.S. domestic companies.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement.

        Except as described in this prospectus supplement and in the deposit agreement, holders of our ADSs are not able to directly exercise voting rights attaching to the Class A ordinary shares evidenced by our ADSs on an individual basis.

        Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the underlying Class A ordinary shares represented by the ADSs. Otherwise, you will not be able to exercise your right to vote unless you withdraw the underlying Class A ordinary shares represented by the ADSs. Upon receipt of voting instructions from holders of our ADSs in the manner set forth in the deposit agreement, the depositary will endeavor, in so far as practicable, to vote the underlying Class A ordinary shares represented by their ADSs in accordance with these instructions. However, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of ADSs in a timely manner, but they may not receive the voting materials in time to ensure that they can instruct the depositary to vote the underlying Class A ordinary shares represented by their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any vote. As a result, holders of ADSs may not be able to exercise their rights to vote and they may lack recourse if the underlying Class A ordinary shares represented by their ADSs are not voted as they requested.

Except in limited circumstances, the depositary will give us a discretionary proxy to vote our Class A ordinary shares underlying the ADSs if holders of these ADSs do not give voting instructions to the depositary, which could adversely affect the interests of holders of the ADSs.

        Under the deposit agreement, the depositary will give us a discretionary proxy to vote the Class A ordinary shares underlying the ADSs at shareholders' meetings if holders of these ADSs do not give voting instructions to the depositary, unless:

  •
  we have instructed the depositary that we do not wish a discretionary proxy to be given;

  •
  we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

  •
  a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

  •
  voting at the meeting is made on a show of hands.

        The effect of this discretionary proxy is that, if holders of ADSs fail to give voting instructions to the depositary, they cannot prevent our Class A ordinary shares underlying their ADSs from being voted, except under the circumstances described above. This may make it more difficult for shareholders to influence our management. Holders of our Class A ordinary shares are not subject to this discretionary proxy.

Holders of ADSs may not receive distributions on our Class A ordinary shares if the depositary decides it is impractical or unlawful to make such distributions.

        The depositary has agreed to pay cash to holders of ADSs to the extent that we decide to distribute cash dividends or other cash distributions on our Class A ordinary shares or other deposited securities.

        To the extent that there is a distribution in shares, rights or other securities and properties, the depositary has agreed to distribute to holders of ADSs the shares, rights or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of Class A ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is impractical to make a distribution available to holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed pursuant to an applicable exemption from registration. We have no obligation to take any other action to permit the distribution of shares, rights or anything else to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our Class A ordinary shares if it is impractical for us to make them available. These restrictions may materially reduce the value of the ADSs.

Our memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our ordinary shares and ADSs.

        Our memorandum and articles of association contain certain provisions that could limit the ability of others to acquire control of our company, including our triple-class voting structure, and a provision that grants authority to our board of directors to establish from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.

If securities or industry analysts do not actively follow our business, or if they publish unfavorable research about our business, our ADS price and trading volume could decline.

        The trading market for our ADS depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our ADSs or publishes unfavorable research about our business, our ADS price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our ADSs could decrease, which could cause our ADS price and trading volume to decline.

CERTAIN FINANCIAL DATA

        The following selected consolidated statements of operations data for the years ended December 31, 2017, 2018 and 2019, selected consolidated balance sheet data as of December 31, 2018 and 2019 and selected consolidated cash flow data for the years ended December 31, 2017, 2018 and 2019 have been derived from our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated into this prospectus supplement by reference. The following selected consolidated balance sheet data as of December 31, 2017 has been derived from our audited consolidated financial statements that are not included or incorporated by reference into this prospectus supplement. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        The consolidated statements of comprehensive loss data and cash flow data presented below for the six months ended June 30, 2019 and 2020 and the consolidated balance sheets data as of June 30, 2020 have been derived from our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2019 and 2020 and as of June 30, 2020 incorporated by reference in this prospectus supplement. The unaudited interim financial information has been prepared on the same basis as our audited consolidated financial data and includes all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair statement of our financial position and results of operations for the periods presented.

        On January 1, 2018, we adopted ASU No. 2014-09, Revenue from Contracts with Customers ("ASC 606"), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition ("ASC 605"), using the modified retrospective transition method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC606, while prior period amounts have not been adjusted and continue to be reported in accordance with historic accounting under ASC 605. The impact of adopting the new revenue standard was not material to consolidated financial statements and there was no adjustment to beginning retained earnings on January 1, 2018.

        We adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, effective January 1, 2018 using the retrospective transition method and included all restricted cash with cash and cash equivalent when reconciling beginning-of-period and end-of-period total amounts presented in the consolidated statements of cash flows.

        Effective January 1, 2019, we adopted ASC Topic 842, Leases ("ASC 842") using the modified retrospective method and did not restate the comparable periods.

        Effective January 1, 2020, we adopted ASC Topic 326, Financial Instruments—Credit Losses ("ASC 326") using the modified retrospective transition approach and did not restate the comparable periods.

        You should read the following information in conjunction with our annual report on Form 20-F for the fiscal year ended December 31, 2019, including the audited consolidated financial statements included therein, and the other financial information, included elsewhere in or incorporated by reference in this prospectus supplement. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2020.

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
				(unaudited)	(unaudited)
Consolidated Statement of Operations Data:
Net Revenues:
Hosting and related services	2,975,178	3,401,037	3,788,967	1,759,879	2,234,858	316,324
Managed network services	417,527	—	—	—	—	—

Total net revenues	3,392,705	3,401,037	3,788,967	1,759,879	2,234,858	316,324
Cost of revenues(1)(2)	(2,634,295)	(2,456,166)	(2,849,518)	(1,290,856)	(1,728,415)	(244,641)

Gross profit	758,410	944,871	939,449	469,023	506,443	71,683
Operating expenses:
Sales and marketing expenses(1)	(256,682)	(172,176)	(206,309)	(90,722)	(100,362)	(14,205)
Research and development expenses(1)	(149,143)	(92,109)	(88,792)	(41,354)	(44,649)	(6,320)
General and administrative expenses(1)	(519,950)	(462,637)	(415,277)	(223,137)	(244,696)	(34,634)
(Allowance)/reversal for doubtful debt	(37,427)	598	(1,557)	(479)	(1,183)	(167)
Changes in the fair value of contingent purchase consideration payable	(937)	13,905	—	—	—	—
Impairment(3)	(1,168,248)	—	(52,142)	—	—	—
Other operating income	5,439	5,027	6,862	—	—	—

Operating (loss) profit	(1,368,538)	237,479	182,234	113,331	115,553	16,357
Interest income	32,925	45,186	54,607	24,240	21,095	2,986
Interest expense	(185,313)	(236,066)	(345,955)	(160,644)	(205,000)	(29,016)
Impairment of long-term investment	(20,258)	—	—	—	—	—
Gain on disposal of subsidiaries	497,036	4,843	—	—	—	—
Other income	16,764	58,033	36,380	12,033	9,056	1,282
Other expenses	(17,060)	(4,103)	(5,632)	(4,235)	(23,991)	(3,396)
Change in the fair value of convertible promissory notes	—	—	—	—	(1,612,054)	(228,171)
Foreign exchange loss	(17,153)	(81,055)	(27,995)	(10,315)	(41,472)	(5,870)
Loss on debt extinguishment	—	—	(18,895)	(17,804)	—	—
(Loss) profit before income taxes and gain (loss) from equity method investments	(1,061,597)	24,317	(125,256)	(43,394)	(1,736,813)	(245,828)
Income tax benefits (expenses)	90,170	(24,411)	(5,437)	(20,084)	(42,896)	(6,072)
Gain (loss) from equity method investments	53,783	(186,642)	(50,553)	(29,215)	(6,590)	(933)

Net loss	(917,644)	(186,736)	(181,246)	(92,693)	(1,786,299)	(252,833)
Net loss (income) attributable to non-controlling interest	144,914	(18,329)	(1,046)	(3,727)	(4,814)	(681)

Deemed distribution to Series A perpetual convertible preferred shareholders	—	—	—	—	(470,643)	(66,615)
Net loss attributable to the Company's ordinary shareholders(4)	(772,730)	(205,065)	(182,292)	(96,420)	(2,261,756)	(320,129)

Loss per share:
Basic	(1.36)	(0.30)	(0.27)	(0.14)	(3.42)	(0.48)

Diluted	(1.36)	(0.30)	(0.27)	(0.14)	(3.42)	(0.48)

Loss per ADS:
Basic	(8.16)	(1.80)	(1.62)	(0.84)	(20.52)	(2.88)

Diluted	(8.16)	(1.80)	(1.62)	(0.84)	(20.52)	(2.88)

Shares used in loss per share computation:
Basic	672,836,226	674,732,130	668,833,756	677,689,041	660,543,890	660,543,890
Diluted	672,836,226	674,732,130	668,833,756	677,689,041	660,543,890	660,543,890

(1)
Share-based compensation was included in the related operating expense categories as follows:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
				(unaudited)	(unaudited)
Allocation of share-based compensation expenses:
Cost of revenues	(277)	2,668	1,884	933	1,029	145
Sales and marketing expenses	(681)	2,139	354	266	1,791	253
Research and development expenses	142	1,385	1,177	650	85	13
General and administrative expenses	47,945	53,346	40,501	22,181	28,757	4,070

Total share-based compensation expenses	47,129	59,538	43,916	24,030	31,662	4,481

(2)
The table below sets forth the breakdown of our cost of revenues:

	For the Year Ended December 31,						For the Six Months Ended June 30,
	2017		2018		2019		2019		2020
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
Cost of revenues:
Telecommunications costs	1,533,615	45.2	1,332,280	39.2	1,570,825	41.5	669,621	38.0	1,004,730	142,210	45.0
Others	1,100,680	32.4	1,123,886	33.0	1,278,693	33.7	621,235	35.3	723,685	102,431	32.3
Total cost of revenues	2,634,295	77.6	2,456,166	72.2	2,849,518	75.2	1,290,856	73.3	1,728,415	244,641	77.3

(3)
Impairment consisted of (i) impairment of long-lived assets, (ii) impairment of goodwill, and (iii) impairment of receivables from equity investees. Impairment of long-lived assets was RMB401.8 million in 2017 and we did not incur any impairment of long-lived assets in 2018, 2019 and the six months ended June 30, 2020. Impairment of goodwill was RMB766.4 million in 2017 and we did not incur any impairment of goodwill in 2018, 2019 and the six months ended June 30, 2020. Impairment of receivables from equity investees was RMB52.1 million in 2019 and we did not incur any impairment of receivables from equity investees in 2017, 2018 and the six months ended June 30, 2020.

(4)
Net loss attributable to the Company's ordinary shareholders accounted for (22.8)%, (6.0)%, (4.8)%, (5.5)% and (101.2)% of our net revenues in 2017, 2018, 2019, and for the six months ended June 30, 2019 and 2020, respectively.

        The following table presents our summary consolidated balance sheet data as of the dates indicated.

	As of December 31,			As of June 30,
	2017	2018	2019	2020
	RMB	RMB	RMB	RMB	US$
	(in thousands)
				(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	1,949,631	2,358,556	1,808,483	4,325,324	612,210
Restricted cash (current asset)	242,494	265,214	478,873	427,415	60,497
Short-term investments	548,890	245,014	363,856	157,546	22,299
Accounts and notes receivable, net	455,811	524,305	657,158	958,133	135,615
Total current assets	4,245,542	4,678,109	5,228,184	7,724,564	1,093,340
Restricted cash (non-current asset)	3,344	37,251	69,821	69,628	9,855
Total assets	9,908,161	11,150,717	14,273,706	17,905,058	2,534,295
Total current liabilities	1,764,184	2,191,210	4,469,021	5,286,654	748,275
Total liabilities	4,707,157	5,787,533	9,042,078	13,369,166	1,892,280
Total shareholders' equity	5,201,004	5,363,184	5,231,628	4,535,892	642,015

        The following table presents our summary consolidated cash flow data for the periods indicated.

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)			(unaudited)	(unaudited)	(unaudited)
Net cash generated from operating activities	487,202	704,966	802,922	159,547	220,441	31,204
Net cash used in investing activities	(833,307)	(304,846)	(1,611,983)	(446,536)	(662,689)	(93,800)
Net cash (used in) generated from financing activities	(612,651)	(19,901)	461,557	689,470	2,882,860	408,041

Effect on foreign exchange rate changes on cash and cash equivalents and restricted cash	(140,298)	85,333	43,660	21,898	24,578	3,480
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,099,054)	465,552	(303,844)	424,379	2,465,190	348,925
Cash and cash equivalents and restricted cash at beginning of the period	3,294,523	2,195,469	2,661,021	2,661,021	2,357,177	333,637

Cash and cash equivalents and restricted cash at end of the period	2,195,469	2,661,021	2,357,177	3,085,400	4,822,367	682,562

Non-GAAP Measures

        In evaluating our business, we consider and use the following non-GAAP measures as supplemental measures to review and assess our operating performance:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except percentages)
Non-GAAP Consolidated Financial Data
Adjusted cash gross profit(1)	1,318,096	1,512,640	1,633,097	810,479	884,679	125,218
Adjusted cash gross margin(2)	38.9%	44.5%	43.1%	46.1%	39.6%	39.6%
Adjusted operating expenses(3)	(910,357)	(664,427)	(663,041)	(332,595)	(360,257)	(50,990)
Adjusted EBITDA(4)	514,878	917,718	1,050,497	514,195	565,803	80,085
Adjusted EBITDA margin(5)	15.2%	27.0%	27.7%	29.2%	25.3%	25.3%

(1)
Adjusted cash gross profit is defined as gross profit plus depreciation and amortization and share-based compensation expenses.

(2)
Adjusted cash gross margin is defined as adjusted cash gross profit as a percentage of net revenues.

(3)
Adjusted operating expenses is defined as operating expenses plus share-based compensation expenses, changes in the fair value of contingent purchase consideration payables, impairment of receivables from equity investees, impairment of long-lived assets and goodwill impairment.

(4)
Adjusted EBITDA is defined as operating profit plus depreciation and amortization, share-based compensation expenses, changes in the fair value of contingent purchase consideration payables, impairment of receivables from equity investees, impairment of long-lived assets and goodwill impairment.

(5)
Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of net revenues.

        To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we also use adjusted cash gross profit, adjusted cash gross margin, adjusted operating expenses, adjusted EBITDA, adjusted EBITDA margin as additional non-GAAP financial measures, to evaluate our operating performance. We present these non-GAAP financial measures because they are used by our management to evaluate our operating performance. We also believe that these non-GAAP financial measures provide useful information to help investors compare business trends among different reporting periods on a consistent basis and to enhance investors' overall understanding of our current financial performance and prospects for the future.

        The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. Investors are encouraged to compare the historical non-GAAP financial measures with the most directly comparable GAAP measures. The non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

        The following table reconciles adjusted cash gross profit for the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is gross profit:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except percentages)
Gross profit	758,410	944,871	939,449	469,023	506,443	71,683
Plus: depreciation and amortization	559,963	565,101	691,764	340,523	377,207	53,390
Plus: share-based compensation expenses	(277)	2,668	1,884	933	1,029	145
Adjusted cash gross profit	1,318,096	1,512,640	1,633,097	810,479	884,679	125,218

Adjusted cash gross margin	38.9%	44.5%	43.1%	46.1%	39.6%	39.6%

        The following table reconciles adjusted operating expenses for the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is operating expenses:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Operating expenses	(2,126,948)	(707,392)	(757,215)	(355,692)	(390,890)	(55,326)
Plus: share-based compensation expenses	47,406	56,870	42,032	23,097	30,633	4,336
Plus: changes in the fair value of contingent purchase consideration payables	937	(13,905)	—	—	—	—
Plus: impairment of long-lived assets	401,808	—	—	—	—	—
Plus: Goodwill impairment	766,440	—	—	—	—	—
Plus: impairment of receivables from equity investees	—	—	52,142	—	—	—
Adjusted operating expenses	(910,357)	(664,427)	(663,041)	(332,595)	(360,257)	(50,990)

        The following table reconciles our adjusted EBITDA for the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is operating (loss) profit:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except percentages)
Operating (loss) profit	(1,368,538)	237,479	182,234	113,331	115,553	16,357
Plus: depreciation and amortization	667,102	634,606	772,205	376,834	418,588	59,247
Plus: share-based compensation expenses	47,129	59,538	43,916	24,030	31,662	4,481
Plus: changes in the fair value of contingent purchase consideration payables	937	(13,905)	—	—	—	—
Plus: impairment of long-lived assets	401,808	—	—	—	—	—
Plus: Goodwill impairment	766,440	—	—	—	—	—
Plus: impairment of receivables from equity investees	—	—	52,142	—	—	—
Adjusted EBITDA	514,878	917,718	1,050,497	514,195	565,803	80,085

Adjusted EBITDA margin	15.2%	27.0%	27.7%	29.2%	25.3%	25.3%

Results of Operations

        Set forth below is a discussion of our unaudited consolidated statements of operations data for the six months ended June 30, 2019 and 2020. The discussion of our audited financial information for the three years ended December 31, 2019 and as of December 31, 2018 and 2019 is set forth in "Item 5. Operating and Financial Review and Prospectus" in our 2019 Annual Report, which is incorporated by reference into the accompanying prospectus.

Six Months Ended June 30, 2020 Compared to Six Months Ended June 30, 2019

Net Revenues

        Our net revenues increased by 27.0% from RMB1,759.9 million for the six months ended June 30, 2019 to RMB2,234.9 million (US$316.3 million) for the six months ended June 30, 2020, primarily due to (i) the increase in the total number of billable cabinets and the amount of monthly recurring revenue per cabinet under our management, which was attributable to growing customer demand, and (ii) the growth in demand for our cloud and VPN services. The number of cabinets under our management increased by 41.6% from 31,111 as of June 30, 2019 to 44,050 as of June 30, 2020.

Cost of Revenues

        Our cost of revenues increased by 33.9% from RMB1,290.9 million for the six months ended June 30, 2019 to RMB1,728.4 million (US$244.6 million) for the six months ended June 30, 2020, primarily due to increases in our telecommunication, utility and depreciation costs attributable to the delivery of additional cabinet capacity and increased customers demand for our cloud and VPN services.

Gross Profit

        As a result of the foregoing, our gross profit increased by 8.0% from RMB469.0 million for the six months ended June 30, 2019 to RMB506.4 million (US$71.7 million) for the six months ended June 30, 2020. Our gross margin decreased from 26.7% for the six months ended June 30, 2019 to 22.7% for the six months ended June 30, 2020, primarily due to the delivery of additional cabinets which usually have lower utilization and incur depreciation and maintenance costs during the ramp-up period.

Operating Expenses

        Our operating expenses increased by 9.9% from RMB355.7 million for the six months ended June 30, 2019 to RMB390.9 million (US$55.3 million) for the six months ended June 30, 2020. Our operating expenses as a percentage of net revenues decreased from 20.2% for the six months ended June 30, 2019 to 17.5% for the six months ended June 30, 2020, primarily due to the implementation of our initiatives to enhance operational efficiency.

        Sales and Marketing Expenses.    Our sales and marketing expenses increased by 10.6% from RMB90.7 million for the six months ended June 30, 2019 to RMB100.4 million (US$14.2 million) for the six months ended June 30, 2020, primarily due to our sales and marketing efforts to grow our customer base, strengthen our relationships with large-scale customers, and further expand our value-added services. As a percentage of net revenues, our sales and marketing expenses decreased from 5.2% for the six months ended June 30, 2019 to 4.5% for the six months ended June 30, 2020.

        Research and Development Expenses.    Our research and development expenses increased by 8.0% from RMB41.4 million for the six months ended June 30, 2019 to RMB44.6 million (US$6.3 million) for the six months ended June 30, 2020, primarily due to our increased investments to strengthen our research and development capabilities. As a percentage of net revenues, our research and development expenses decreased slightly from 2.3% for the six months ended June 30, 2019 to 2.0% for the six months ended June 30, 2020.

        General and Administrative Expenses.    Our general and administrative expenses increased by 9.7% from RMB223.1 million for the six months ended June 30, 2019 to RMB244.7 million (US$34.6 million) for the six months ended June 30, 2020, primarily due to the overall growth of our business. As a percentage of net revenues, our general and administrative expenses decreased from 12.7% for the six months ended June 30, 2019 to 10.9% for the six months ended June 30, 2020.

        Allowance for doubtful debt.    Our allowance for doubtful debt increased from RMB0.5 million for the six months ended June 30, 2019 to RMB1.2 million (US$0.2 million) for the six months ended June 30, 2020.

Interest Income

        Our interest income decreased by 13.0% from RMB24.2 million for the six months ended June 30, 2019 to RMB21.1 million (US$3.0 million) for the six months ended June 30, 2020, primarily due to our increased use of funds in various business projects.

Interest Expense

        Our interest expense increased by 27.6% from RMB160.6 million for the six months ended June 30, 2019 to RMB205.0 million (US$29.0 million) for the six months ended June 30, 2020, primarily due to interest expense recognized for the convertible promissory notes with an aggregate principal amount of US$200 million issued by us in the first half of 2020 and an increase in our bank borrowings in the first half of 2020.

Other Income

        Our other income decreased by 24.7% from RMB12.0 million for the six months ended June 30, 2019 to RMB9.1 million (US$1.3 million) for the six months ended June 30, 2020. Other income comprises miscellaneous non-operating income that we generate.

Other Expenses

        Our other expenses increased from RMB4.2 million for the six months ended June 30, 2019 to RMB24.0 million (US$3.4 million) for the six months ended June 30, 2020, primarily due to expenses of RMB18.9 million (US$2.7 million) recognized for issuing the convertible promissory notes for the six months ended June 30, 2020.

Changes in the Fair Value of Convertible Promissory Notes

        We have recorded changes in the fair value of convertible promissory notes of RMB1,612.1 million (US$228.2 million) for the six months ended June 30, 2020, which represent unrealized loss caused by changes in market price of our ADSs.

Loss on Debt Extinguishment

        We did not record any loss or profit on debt extinguishment for the six months ended June 30, 2020, compared to RMB17.8 million for the six months ended June 30, 2019.

Foreign Exchange Loss

        We had a foreign exchange loss of RMB41.5 million (US$5.9 million) for the six months ended June 30, 2020, which represents unrealized loss caused by the appreciation of the U.S. dollar against the Renminbi.

Income Tax Expenses

        We recorded income tax expenses in the amount of RMB42.9 million (US$6.1 million) for the six months ended June 30, 2020, compared with income tax expenses of RMB20.1 million for the six months ended June 30, 2019.

Net Loss

        As a result of the foregoing, we recorded a net loss of RMB1,786.3 million (US$252.8 million) for the six months ended June 30, 2020, as compared to a net loss of RMB92.7 million for the six months ended June 30, 2019.

Liquidity and Capital Resources

        Our primary sources of liquidity have been cash flows from short-term and long-term borrowings, including bank borrowings, and the issuances of convertible debt securities and convertible preferred shares in private placements, which have historically been sufficient to meet our working capital and substantially all of our capital expenditure requirements. As of June 30, 2020, we had RMB4,325.3 million (US$612.2 million) in cash and cash equivalents, RMB427.4 million (US$60.5 million) in restricted cash, RMB69.6 million (US$9.9 million) in non-current portion of restricted cash and RMB157.5 million (US$22.3 million) in short-term investments. In addition, as of June 30, 2020, total borrowings amounted to RMB743.3 million (US$105.2 million), consisting of (i) short-term bank borrowings of RMB238.5 million (US$33.8 million), (ii) current portion of long-term bank borrowings of RMB44.5 million (US$6.3 million) and (iii) long-term borrowings of RMB460.3 million (US$65.2 million). As of the same date, we had bonds payable of RMB3,027.5 million (US$428.5 million) and convertible promissory notes of RMB3,038.9 million (US$430.1 million).

        The following table sets forth a summary of our cash flows for the periods indicated.

	For the Six Months Ended June 30,
	2019	2020
	RMB	RMB	US$
	(unaudited)	(unaudited)	(unaudited)
Net cash generated from operating activities	159,547	220,441	31,204
Net cash used in investing activities	(446,536)	(662,689)	(93,800)
Net cash generated from financing activities	689,470	2,882,860	408,041

Effect on foreign exchange rate changes on cash and cash equivalents and restricted cash	21,898	24,578	3,480
Net increase in cash and cash equivalents and restricted cash	424,379	2,465,190	348,925
Cash and cash equivalents and restricted cash at beginning of the period	2,661,021	2,357,177	333,637

Cash and cash equivalents and restricted cash at end of the period	3,085,400	4,822,367	682,562

        Net cash generated from operating activities was RMB220.4 million (US$31.2 million) for the six months ended June 30, 2020, compared to net cash generated from operating activities of RMB159.5 million for the six months ended June 30, 2019.

        Net cash generated from operating activities for the six months ended June 30, 2020 primarily resulted from a net loss of RMB1,786.3 million (US$252.8 million), positively adjusted for certain items such as (i) changes in the fair value of convertible promissory notes of RMB1,612.1 million (US$228.2 million), (ii) depreciation and amortization of RMB418.6 million (US$59.2 million), (iii) an increase in accrued expenses and other payables of RMB139.2 million (US$19.7 million), and (iv) an increase in advances from customers of RMB119.0 million (US$16.8 million), which were partially offset by certain item such as an increase in accounts and notes receivable of RMB281.3 million (US$39.8 million) and prepaid expenses and other current assets of RMB134.9 million (US$19.1 million).

        Net cash used in investing activities for the six months ended June 30, 2020 was primarily due to purchases of property and equipment of RMB914.3 million (US$129.4 million), which was partially offset by proceeds received from maturity of short-term investments of RMB246.6 million (US$34.9 million).

        Net cash generated from financing activities for the six months ended June 30, 2020 was primarily due to the proceeds we received from our issuances of convertible promissory notes and Series A perpetual convertible preferred shares.

Capital Expenditures

        We had capital expenditures relating to the addition of property and equipment of RMB396.0 million, RMB435.2 million, RMB1,248.8 million in 2017, 2018 and 2019, respectively, and RMB342.0 million and RMB914.3 million (US$129.4 million) for the six months ended June 30, 2019 and 2020, respectively, representing 11.8%, 12.8%, 33.0%, 19.4% and 40.9%, respectively, of our total net revenues. Our capital expenditures were primarily incurred for building data centers, purchasing network equipment, servers and other equipment. Our capital expenditures have been primarily funded by cash generated from our operations and net cash provided by financing activities. We estimate that our data center capital expenditures in 2020 will be within the range of RMB3.0 billion to RMB3.4 billion, which will primarily be used to build, or pursue acquisitions of, data centers, purchase network equipment, servers and other equipment to expand our business. We expect our data center capacity to increase by an aggregate amount of approximately 17,000 cabinets during the year of 2020, through both organic growth and strategic acquisitions. We may incur additional capital expenditure for real property purchase, data center construction and network capacity expansion if our actual development is beyond our current plan. We plan to fund the balance of our capital expenditure requirements for 2020 with cash from the proceeds from our operations, this offering, operations and additional bank borrowings, if available.

USE OF PROCEEDS

        Based on the public offering price of US$20.75 per ADS, we estimate that the net proceeds to us from this offering will be approximately US$338.7 million (or approximately US$389.6 million assuming the underwriters exercise their option to purchase additional ADSs in full), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

        We expect to use the net proceeds from this offering as follows: (i) approximately 80% on expanding our data center infrastructure by organic growth and strategic acquisitions; and (ii) the remaining for research and development and other general corporate purposes including debt repayment.

        In utilizing the proceeds of this offering, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiaries only through loans or capital contributions and to our VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See "Item 3.D—Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds from our overseas offerings to make loans or additional capital contributions to our PRC subsidiaries or consolidated affiliated entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business" in our 2019 Annual Report.

        The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

 INDUSTRY OVERVIEW

        Data centers are a key component of the internet and enterprise information technology, or IT, infrastructure. Data center services providers offer infrastructure, managed hardware and software services, including providing physical facilities, housing large amounts of network and computing equipment, running mission-critical applications, storing valuable and confidential information, providing internet connectivity and facilitating various software solutions to satisfy data storage, interconnectivity, computing and security.

        Depending on the operators, data centers are classified into the following three categories in terms of the type of services providers:

  •
  Carrier-neutral.  Carrier-neutral data centers are network agnostic and offer interconnection to networks operated by multiple network service carriers and internet services providers, or ISPs.

  •
  Carrier-operated.  Carrier-operated data centers are operated by network services carriers who own or operate networks and typically require their customers to use the carrier's own network. They may only allow interconnection to a limited number of alternative networks for backup and reliability.

  •
  In-house.  In-house data centers are owned or operated by end users, including corporations and organizations.

        The growth of the digital economy has hastened the advent of technology and intensified the transformation of the global economy. Increasing broadband and mobile internet penetration drive the significant growth of data types and volume, resulting in demand for high-quality data centers services and effective digital solutions. To ease enterprises' workloads, enterprises tend to outsource data centers and other value-added services, mainly due to the non-core nature of IT operations, complex IT requirements and the preference for asset-light business models. We believe a carrier-neutral data center service offering a full-stack and one-stop holistic solution to a diversified customer base is well positioned to capture the significant opportunities in an era of digitalization. Typical carrier-neutral IDC services include:

  •
  Hosting Services.  Data centers provide customers with high quality, secure and reliable infrastructure for customers' network and computing needs, including building space, power, cooling and security systems and network connectivity. Managed hosting services may include hardware, operating systems or networking services for customers, allowing customers to focus on managing their own applications.

  •
  Cloud Services and Managed Services.  Cloud services and managed services offer on-demand access to a shared pool of configurable, computing and storage resources which can be instantaneously deployed and easily scaled to enterprises. We believe cloud services and applications are central to the future of the data center industry.

  •
  Enterprise Connection Services.  Enterprise connection services refer to utilization of proprietary networks and specialized routing technologies to optimize internet connectivity and interconnection across networks to facilitate efficient application and content delivery over the internet.

China's Rapidly Growing Data Center Services Market

        According to Frost & Sullivan, the global internet penetration rate has increased from 41.7% in 2015 to 54.5% in 2019, and is expected to reach 65.8% in 2024. According to Frost & Sullivan, global mobile data traffic is expected to grow from 343 Exabyte in 2019 to 1,596 Exabyte in 2024, representing a compound annual growth rate, or CAGR, of 36%.

        China's data center services market has experienced significant growth in recent years and is expected to continue to grow rapidly. According to Frost & Sullivan, the total revenue of China's data center services market increased from RMB47.3 billion in 2015 to RMB75.3 billion in 2019, representing a CAGR of 12.3%, and is expected to grow at a CAGR of 9.5% from 2019 to 2024, reaching RMB118.8 billion by 2024.

China's Data Center Services Market Size, 2015 - 2024

RMB Billion

Source: Frost & Sullivan

        China's carrier-neutral data center services market has gained growing momentum and the market share of carrier-operated data center market has gradually decreased, mainly due to the advantages of multi-network access and quality services provided by carrier-neural data centers. According to Frost & Sullivan, China's carrier-neutral data center services market has experienced outsized growth, expanding at a CAGR of 17.6% from RMB16.3 billion in 2015 to RMB31.2 billion in 2019, faster than the carrier-operated data center services market, growing at a CAGR of 9.2% during the same period.

        As a result of the evolution of the digital economy and increasing adoption of cloud services, China is now one of the fastest growing carrier-neutral data center services markets globally, achieving a CAGR of 16.2% during the period from 2019 to 2024, compared to a CAGR of 3.1% in the North America and 3.0% in Europe, the Middle East and Africa.

 China's Carrier-Neutral Data Center Services Market Size, 2015 - 2024

RMB Billion

Source: Frost & Sullivan

        In China, Carrier-neutral services providers mainly operate in two business models, namely the retail model and the wholesale model:

  •
  Retail.  Data centers with a retail model provide colocation services through standardized cabinets in small volumes to tenants, and host multiple customers, who are typically small and medium businesses, within one data center. In addition to colocation services, they also offer bandwidth services as well as other value-added services which customers tend to consume from one-stop solution services providers. According to Frost & Sullivan, the total market size of the retail data center services market, in terms of total revenue, is expected to grow by a CAGR of 11.9% from RMB18.2 billion in 2019 to RMB32.0 billion in 2024. The retail data center services market accounted for approximately 58.3% of the total carrier-neutral data center services market in China in 2019. Value-added services, in addition to basic colocation services, such as interconnectivity, technical maintenance, traffic and network monitoring, disaster recovery and system security services, are increasingly sought after by the retail customers, further driving the growth of the market.

  •
  Wholesale.  Data centers with a wholesale model provide services through wholesale colocation data centers, which offer large volume, modular space and a comprehensive suite of services to large-scale enterprises, including internet giants and large cloud services providers. According to Frost & Sullivan, the total market size of the carrier-neutral wholesale IDC market, in terms of total revenue, is expected to grow at a CAGR of 21.3% from RMB13.0 billion in 2019 to RMB34.1 billion in 2024. The wholesale data center services market accounted for approximately 41.7% of the total carrier-neutral IDC market in China in 2019 and is expected to increase to approximately 51.6% by 2024. Within the wholesale segment, internet giants or cloud services providers are key types of customers which are referred to as hyperscalers. They typically demand large-size single-tenant campus data centers, which are built and operated based on their customized requirements. According to Frost & Sullivan, the hyperscale data center services market is expected to grow at a CAGR of 26.8% from RMB6.2 billion in 2019 to RMB20.3 billion in 2024.

Key Growth Drivers of China's Carrier-neutral Data Center Services Market

        The following factors are expected to drive the development and growth of China's data center services market:

        Favorable Government Policies for the Development of Data Center Services.    The PRC government has taken multiple actions to promote the healthy growth of the data center industry. In March 2020, the PRC government announced it would accelerate the construction of new infrastructure, including integrated large-scale quality data centers and 5th generation mobile networks, or 5G networks, as part of the "new infrastructure" campaign to boost sustainable growth and transform into a digitalized economy. In May 2020, the draft of "2020 National Economic and Social Development Plan" submitted by the National Development and Reform Commission clearly indicated the implementation of integrated large-scale data center construction projects across the nation, with the planning of approximately ten regional data center clusters and intelligent computing centers.

        Adoption of Disruptive Technologies in China.    The adoption of new technologies, including internet of things, or IoT, artificial intelligence, or AI, big data, 5G, augmented reality and virtual reality, has created significant demand for data center services. The deployment of 5G technology provides internet and mobile users with significantly higher transmission speed and considerable reduction of latency. Such improvements empower widely adopted AI applications as the development of neural network training and application of AI functions to terminal devices involve a large amount of data computing and processing. Together, 5G technology and AI become the driving force for IoT as they allow fast data transmission, elastic computing resource, great interconnectivity and control of devices, therefore leading to a significant surge in data usage.

  Growth Drivers for the Retail Segment:

  •
  Growing IT Outsourcing Demand of Enterprises.  Historically, most Chinese enterprises opted to have on-premise IT infrastructure and keep their data center capacity in-house. In response to the increasing complexity of IT requirements resulting from new technologies and applications, an increasing number of enterprises are considering or shifting to outsource their data center requirements and services. At the same time, enterprises are seeking the flexibility to control IT related costs, making the use of third-party data center services providers increasingly attractive. In recent years, an increasing number of enterprises have opted to outsource their data center requirements and services. According to Frost & Sullivan, the total IT outsourcing services market in China is expected to grow at a CAGR of 4.9%, from RMB275.0 billion in 2019 to RMB349.8 billion in 2024.

  •
  Continuous Shift from Offline to Online across Various Verticals.  The transformation of China's digital economy has led to the significant growth of China's financial technology services market and online e-commerce market (which has adopted various innovative business models, such as live-streaming e-commerce), resulting in a surge in demand for data usage, storage and analytics, driving the growth of the retail data center services market. In addition, an increasing number of activities that are traditionally conducted offline are shifting to online, such as education, entertainment and remote workspace. The increasing prevalence and data-intensity of these applications are expected to be a major demand driver for the data center services market. According to Frost & Sullivan, China's online education market, by gross billing, is expected to grow at a CAGR of 32.7% from RMB205.2 billion in 2019 to RMB843.5 billion in 2024. More frequent and broader online activities with rising penetration will require large amounts of bandwidth, data storage and other Internet resources. The increasing prevalence and data-intensity of these applications and companies are expected to be a major demand driver for the carrier-neutral retail data center services market.

  Growth Drivers for the Wholesale Services Market.

  •
  Cloud computing has brought massive changes to the market landscape of IT infrastructure in China. Major customers for hyperscale data center services consist primarily of cloud services providers, such as AliCloud, Tencent Cloud, Huawei Cloud and Kingsoft Cloud. China's leading internet enterprises and cloud services providers are outsourcing construction and operations of their data centers to reduce the upfront capital expenditure and to enjoy flexibility and cost advantages and will continue to be the key growth drivers for the carrier-neutral wholesale data center services market. According to Frost & Sullivan, the cloud services market in China is expected to grow at a CAGR of 28.3%, from RMB161.8 billion in 2019 to RMB563.3 billion in 2024.

Competitive Landscape of China's Carrier-neutral Data Center Services Market

        In 2019, we are the second largest carrier-neutral player in China with a market share of 10.6% in terms of total revenue, according to Frost & Sullivan.

        The following chart shows the market share of key players in China's carrier-neutral data center services market in terms of data center services related revenues in 2019:

Source: Frost & Sullivan

        According to Frost & Sullivan, we had the largest customer base among carrier-neutral data center services providers with a total of approximately 1,200 customers as of December 31, 2019.

        The following chart shows the ranking by total number of customers of key carrier-neutral data center services providers in China in 2019:

Source: Frost & Sullivan

Key Differentiating Factors

        The data center services market in China has been undergoing consolidation. Market leaders have established significant competitive advantages and differentiating factors in the data center services market, which include:

        Stringent Governmental Requirements.    National licenses and operation permits issued by regulatory authorities are prerequisites to enter into the data center services market. In addition, an established and transparent track record of operation is required for data center services providers to secure power quota, prime land-use rights or other long-term resources from the government especially in tier-1 cities.

        Interconnectivity between Networks.    Enterprise customers require reliable and cost-effective connectivity to carriers and internet services providers, as well as fast speed interconnectivity across data centers. As an increasing number of enterprise customers adopt public cloud services, the connectivity to the cloud services providers has also become a critical indicator. An extensive and interconnected network is one of the key differentiators when enterprise customers select their data center services providers.

        Geographic Coverage.    Large enterprise customers typically require their data centers to be located across the country and in close proximity to their operation sites. It takes a considerable amount of time and resources to build a broad geographic data center footprint that allows customers to enjoy fast interconnectivity in multiple prime locations across tier-1 cities, including Beijing, Shanghai, Guangzhou and Shenzhen, or nearby cities.

        Operational and Technical Expertise.    It takes data center services providers decades to build up their operational and technical expertise in operating data centers with low power usage effectiveness, or PUE, short construction period and high uptime. Furthermore, enterprises customers also prefer services providers with strong operational experience and a long-standing reputation in the industry.

        Capabilities in Providing Full-Stack Solutions.    There is an increasing demand for data center services providers to provide full-stack solutions and a large variety of complementary value-added services, such as hybrid IT services, cloud managed services, interconnectivity, technical maintenance, and disaster recovery. The capability to develop innovative and effective solutions is crucial to retaining and monetizing customers for future growth.

        Customer Stickiness and Diversified Customer Base.    Scaled players have built the capability to serve enterprise customers which, once obtained, are sticky. The capability is underpinned by knowledge of client industry, premium service delivery, advanced technology, first grade infrastructure qualification and customer trust. Competitors need to overcome high switching cost to attract customers. In addition, data center services providers who accumulate a large and diversified customer base are well positioned to maintain healthy long-term recurring revenues, efficient ramp-up and high utilization rate.

        Access to Cost Effective Capital.    Economies of scale and capital-intensive are the main characteristics of the data center industry. Market players need to commit a large amount of capital investment upfront for data center construction and procurement. The amount of debt financing and associated cost are key factors affecting the competitiveness of market players.

Emergence of Cloud Services and Related Managed Services in China

        China's overall cloud service market is still at an early stage with lower market penetration compared to the U.S. According to Frost & Sullivan, the cloud services market size as a percentage of total IT spending in China was 6.0% in 2019, which was much lower compared to 15.8% in the U.S.

According to Frost & Sullivan, China's cloud services market is expected to grow significantly in the next five years, at a CAGR of 28.3%, from RMB161.8 billion in 2019 to RMB563.3 billion in 2024, compared to that in the U.S. at a CAGR of 20.3% during the same period.

China's Cloud Services Market Size, 2015 - 2024

RMB Billion

Source: Frost & Sullivan

        The cloud service market in China is fragmented, with a large number of cloud services providers. Faced with complexities, including migration between clouds and increasing security threats, an increasing number of enterprises adopt hybrid cloud or multi-cloud strategies to avoid relying on a single cloud services provider, which has created a large opportunity for services providers that are able to offer hybrid cloud and multi-cloud services. According to Frost & Sullivan, as of the end of 2019, 26.0% of the enterprises with over 1,000 employees in China had adopted multi-cloud strategies across various cloud form factors, compared to that of the U.S. at 85.0%. As a result, according to Frost & Sullivan, China's cloud managed services market is expected to grow rapidly at a CAGR of 58.2% from RMB4.5 billion in 2019 to RMB44.6 billion in 2024.

Opportunities in the Enterprise Connection Services Market

        In the era of digital transformation, enterprise customers continue to seek reliable and stable enterprise networks to support the growth of their business. Enterprise connection services refer to the utilization of proprietary network and specialized routing technologies to optimize internet connectivity and interconnection across networks to facilitate efficient application and content delivery over the internet.

        Virtual private network, or VPN, extends corporate private networks by setting up secure and dedicated connections through the public internet. VPN, as a cost-effective alternative to expensive dedicated lines, has been adopted from the physical site level, to the device level and further to the application level. According to Frost & Sullivan, China's VPN services market is expected to accelerate at a CAGR of 15.3% from 2019 to 2024, compared to a CAGR of 12.5% from 2015 to 2019.

 China's VPN Services Market Size, 2015 - 2024

RMB Billion

Source: Frost & Sullivan

        In line with the shift of focus of the enterprise connection services industry from physical networks to applications, new innovative solutions, such as software-defined wide area network, or SD-WAN, have emerged. SD-WAN enables enterprises to manage tasks such as configuration and provisioning in a more cost effective and secured way, forming full-fledged virtual private networks and centralized policies for data operation. According to Frost & Sullivan, the market size of China's SD-WAN market size is expected to grow rapidly in the next few years, at a CAGR of 71.0%, from RMB0.5 billion in 2019 to RMB7.3 billion in 2024.

        Enterprise connection services have become an increasingly important value-added service for data center services providers, by helping enterprises connect various data center infrastructures or servers across the country while ensuring low latency and high security, which in turn strengthens the need for full-stack services providers. Offering enterprise connection services strengthens the competitiveness of data center services providers as part of their full-stack services to customers.

CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance and sale by us of 102,000,000 Class A ordinary shares in the form of ADSs pursuant to this prospectus supplement and the accompanying prospectus, at the public offering price of US$20.75 per ADS, resulting in estimated net proceeds of US$338.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriters do not exercise the options to purchase additional ADSs.

        The as adjusted information is illustrative only. You should read this table in conjunction with our consolidated financial statements and related notes included and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on August 24, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2020
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
	(unaudited)
Shareholders' Equity
Class A ordinary shares	34	5	41	6
Class B ordinary shares	12	2	12	2
Class C ordinary shares	—	—	—	—
Series A perpetual convertible preferred shares	1,044,913	147,898	1,044,913	147,898
Treasury shares	(349,523)	(49,472)	(349,523)	(49,472)
Additional paid-in capital	9,709,414	1,374,278	12,104,647	1,713,301
Accumulated other comprehensive gain	86,951	12,307	86,951	12,307
Statutory reserves	59,177	8,377	59,177	8,377
Accumulated deficit	(6,301,594)	(891,933)	(6,303,883)	(892,258)

Total 21Vianet Group, Inc. Equity	4,249,384	601,462	6,642,335	940,161

Noncontrolling interests	286,508	40,553	286,508	40,553

Total Shareholders' Equity	4,535,892	642,015	6,928,843	980,714

Total Capitalization(1)	11,345,556	1,605,860	13,738,507	1,944,559

(1)
Total capitalization represented total shareholders' equity, short-term bank borrowings, long-term bank borrowings (including the current portion and non-current portion), bonds payable (including the current portion and non-current portion) and convertible promissory notes.

 MANAGEMENT

        The following table sets forth information regarding our directors and executive officers as of the date of this prospectus supplement.

Directors and Executive Officers	Age	Position/Title
Sheng Chen	51	Chairman of the Board of Directors
Yoshihisa Ueno	57	Independent Director
Kenneth Chung-Hou Tai	70	Independent Director
Sean Shao	63	Independent Director
Erhfei Liu	61	Independent Director
Yao Li	51	Independent Director
Wenbin Chen	49	Director
Tao Zou	45	Director
Shiqi Wang	45	Chief Executive Officer and President
Sharon Xiao Liu	39	Chief Financial Officer
Samuel Yuan-Ching Shen	55	Executive Chairman of Retail IDC Business Group
Chunfeng Cai	37	Chief Operating Officer
Tim Chen	45	Chief Strategy Officer
Wing-Dar Ker	59	Senior Vice President
Chenggang Shen	38	Senior Vice President
Liang Zhao	44	Senior Vice President
Qihang Liu	49	President of Cloud Business Unit
Feng Liu	48	Vice President

        Mr. Sheng Chen is one of our co-founders and has served as the executive chairman of our board of directors since our inception. He has been our chief executive officer since our inception to October 2015. Mr. Chen has been instrumental to the development and success of our business. Mr. Chen provides vision, overall management, and strategic decision-making relating to marketing, investment planning, and corporate development. Mr. Chen has more than 20 years' experience in the internet infrastructure industry in China and started his entrepreneur career in 1990 when he was a sophomore at Tsinghua University. In 1999, Mr. Chen founded our business and started one of the first carrier-neutral data centers in China. Mr. Chen currently also serves as a director of Cloud Tech Services Limited. Mr. Chen received his bachelor's degree in electrical engineering from Tsinghua University in 1991. Mr. Chen is a member of the Tsinghua Entrepreneur & Executive Club and a managing director of the Internet Society of China.

        Mr. Yoshihisa Ueno has served as our director since October 2010. Mr. Ueno is a serial entrepreneur and venture capitalist with operation and industrial expertise in the U.S., Europe, Japan and China and over 35 years of incubation investment experience in emerging technology startups. Mr. Ueno has been our lead investor and board member of several of our affiliated companies since 2006. Mr. Ueno has been the founding partner of Synapse Company Limited & Synapse Partners Limited since December 2002, Synapse Holdings Limited since October 2013 and SMC Synapse Partners Limited from December 2010 to September 2015. Mr. Ueno has also been a director of several start-up portfolios such as Hivelocity Inc. from May 2015 and Catalyst Group Limited (Exicon Limited) from March 2015. Mr. Ueno has also served as director of BeyondSoft Group Holding Limited (SZSE: 2649) from September 2005 to March 2010, CDS GS Japan Ltd. (a joint venture with CDC Corp. NASDAQ: CHINA) from June 2011 to April 2012, and Insource (HK) Ltd. (a JV with Insource Co., Ltd. TSE: 6200) from December 2011 to September 2014. Mr. Ueno has managed several venture funds such as the Japan-China Bridge Fund from March 2005 to February 2011, Intellectual Property Bank (IPB) Partners Fund #1 in Japan from March 2006 to March 2010 and IPB Holding LLC in the U.S. from March 2006 to July 2007. Mr. Ueno also served as the chief executive officer at Cycolor, Inc., in the U.S. from September 1998 to June 2003, until Cycolor, Inc. was acquired by Eastman Kodak in early 2003. Mr. Ueno worked for Fujitec from April 1985 to May 1997 in various managerial capacities in Japan, China, the United Kingdom, Spain and Hong Kong. Mr. Ueno received his bachelor's degree in business administration from Takushoku University.

        Mr. Kenneth Chung-Hou Tai has served as our director since October 2012. Mr. Tai is a prominent figure in the Taiwanese technology sector with over 40 years of industry experience with leading technology and hardware companies in Taiwan and the U.S. Mr. Tai co-founded Acer Computer in 1976, which has become one of the top five branded PC vendors in the world today, and held various managerial positions during his tenure. Later in his technology career, Mr. Tai also founded Investar Capital, a venture capital firm focusing on IT companies. Mr. Tai is now serving as chairman of Photonics Industry & Technology Development Association (PIDA), a non-profit organization affiliated to the Ministry of Science and Technology (MOST), and chairman of Digitimes Incorporated, the only technology-focused newspaper in Taiwan. Currently, Mr. Tai serves on the board of directors for several public companies in Taiwan and Singapore, including Global Testing Corporation (SGX: G31), Asustek Computer Inc. (TPE: 2357), Chief Telecom Corporation (TPE: 6561) and Wafer Works Corporation (TPE: 6182). Mr. Tai also serves on the board of directors for several private companies, including Jasper Display Corporation. Mr. Tai received a master's degree in business administration from Tam Kang University and a bachelor's degree in electrical engineering from National Chiao Tung University in Taiwan.

        Mr. Sean Shao has served as our director since August 2015 and is the chair of our audit committee. Mr. Sean Shao also serves as independent director and chairman of the audit committee for UTStarcom Holdings Corp. (NASDAQ: UTSI) since October 2012, and China Biologic Products, Inc. (NASDAQ: CBPO) since July 2008. He served as chief financial officer and a board member of Trina Solar Limited from 2006 to 2008 and from 2015 to 2017, respectively. In addition, Mr. Shao served as chief financial officer of ChinaEdu Corporation and Watchdata Technologies Ltd from 2004 to 2006. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately ten years. Mr. Shao received his master's degree in healthcare administration from the University of California at Los Angeles in 1988 and his bachelor's degree in arts from East China Normal University in 1982. Mr. Shao is a member of the American Institute of Certified Public Accountants.

        Mr. Erhfei Liu has served as our director since May 2015. Mr. Liu also serves as independent director for QingLing Motors (Group) Co., Ltd. (HKG: 1122), one of the leading automobile manufacturers in China, Jiangxi Copper Corporation (HKG: 358), China's extra-large copper cathode producer, and Frontage Holdings Corporation (HKG: 1521), a contract research organization providing integrated, science-driven, product development services throughout the drug discovery and development process. Mr. Liu has served as CEO of Asia Investment Fund (AIF), a private equity investment fund, since 2018, and co-founder and director of Cindat Capital Management Limited (Cindat), a global restate investment platform, from 2013 to 2017. Mr. Liu has remained in his position as a director at Cindat, but no longer participates in the day to day operations since 2018. From 1999 to 2012, Mr. Liu served as Chairman of Merrill Lynch China and then Country Executive of Bank of America Merrill Lynch. In addition to his various investment banking responsibilities, he was also in charge of the firm's private equity business in Greater China from 2006 to 2010. Prior to joining Merrill Lynch, Mr. Liu worked as head of Asia or China for Goldman Sachs, Morgan Stanley, Smith Barney and Indosuez. Mr. Liu received an MBA from Harvard Business School and his bachelor's degrees from Brandeis University and Beijing Foreign Languages University.

        Dr. Yao Li has served as our director since May 2018. Dr. Li has over 23 years' experience in the finance and investment industry, and currently serves as the Chief Investment Officer of Asia for the International Finance Corporation (IFC) of the World Bank Group, Hong Kong office. Prior to joining IFC, Dr. Li served as the Vice General Manager in investment of PingAn Trust Company of PingAn Group of China from 2015 to early 2016. Prior to that, he served as the Chief Executive Officer of

China-ASEAN Capital Advisory Company Limited and the Chairman of the Investment Committee of China-ASEAN Fund Management Company from mid-2011 to 2015. Prior to that, Dr. Li was a Co-head of the Investment Banking Business for Bank of China (BOC), where he was responsible for setting up the domestic securities business for BOC. Dr. Li holds a doctorate's degree in economics from Renmin University of China.

        Mr. Wenbin Chen has served as our director since September 2017. Mr. Chen currently serves as the chairman of TusCity Group and senior vice president of Tus-Holdings. Prior to that, Mr. Chen served as the chief editor of a magazine titled the People's Rule of Law and the deputy secretary-general of the China Behavior Law Association from 2011 to 2014. From 2008 to 2010, Mr. Chen worked as the head of capital operations and investor relations at China Longyuan Power Group Co., Ltd. (HKG: 0916) and a director at HaiNan Pearl River Holdings Co., Ltd. (000505. CN). Prior to that, Mr. Chen was a division chief at the National Audit Office of the PRC from 2001 to 2008, and taught at Beijing University of Technology from 1993 to 2001. Mr. Chen received his bachelor's degree in philosophy from Peking University and his doctorate's degree in finance from Dongbei University of Finance and Economics.

        Mr. Tao Zou has served as our director since December 2016. Mr. Zou is currently the chief executive officer and an executive director of Kingsoft Corporation Limited (HKG: 3888), a company listed on the Hong Kong Stock Exchange, and the chief executive officer and one of the directors of Seasun Holdings Limited, overseeing the operations of Seasun Holdings Limited and its subsidiaries, including the research and development of online games, and the operations of the gaming business of Kingsoft Corporation Limited and its subsidiaries, or Kingsoft Group. Mr. Zou also serves as a director of Cheetah Mobile (NYSE: CMCM). Mr. Zou joined Kingsoft Group in 1998 and has taken various positions within Kingsoft Group since then. Mr. Zou received a bachelor's degree from Tianjin Nankai University.

        Mr. Shiqi Wang has serviced as our chief executive officer and president since February 2018. Mr. Wang also served as the Vice President of TUS Digital Group, a subsidiary of TUS-Holdings, director of Beijing CIC Technology Co., Ltd. and director of Guangzhou Tuwei Technology Co., Ltd. Mr. Wang has nearly 20 years of experience in the telecommunications industry and has worked at various renowned international companies, including 11 years with Ericsson, focusing primarily on strategy development and execution, corporate management, and equity investments. Mr. Wang received a bachelor's degree from Tsinghua University and an MBA from Peking University-Vlerick MBA Program (BiMBA).

        Ms. Sharon Xiao Liu has served as our chief financial officer since January 2018. Ms. Liu joined us in October 2010, and served as our vice president of finance in charge of the finance-related matters of our hosting and related services business prior to becoming our chief financial officer. Ms. Liu was also previously responsible for our pre- and post-IPO finance matters, investor relations, financial reporting, financial planning and analysis, and financial business plan. Prior to joining 21Vianet, Ms. Liu was a manager at KPMG China in its audit division since 2003. Ms. Liu is a Certified Public Accountant (CPA) in the state of North Dakota. Ms. Liu received her dual bachelor's degrees in economics and law from Peking University.

        Mr. Samuel Yuan-Ching Shen has served as executive chairman of our retail IDC business group since May 2020. Mr. Shen also serves as an independent director of Insigma Technology Co., Ltd. (SHSE: 600797), Mercurity Fintech Holding Inc. (NYSE: MFH) and Xinyuan Real Estate Co., Ltd. (NYSE: XIN). Mr. Shen has extensive experience in the fields of cloud, edge computing, big data, and AI services. Mr. Shen previously served as President of JD Cloud where he led JD Cloud's efforts to extend its offerings of tailored service solutions to a wide range of companies in different industry verticals. Prior to JD Cloud, Mr. Shen held various senior positions at Microsoft. Mr. Shen received his master's degree in computer science from University of California, Santa Barbara, and his bachelor's degree in chemistry from National Tsing Hua University.

        Mr. Chunfeng Cai has served as our chief operating officer since November 2019. Mr. Cai also served as the national general sales manager since January 2019. He has served as the general manager of our East China business and South China business since January 2016 and July 2017, respectively, to May 2018. Mr. Cai has ten years of working experience in the IDC and content delivery network industry, as well as extensive experience in 2B business management. Prior to joining us, Mr. Cai was the vice president of ChinaCache International Holdings Ltd., primarily responsible for the departments of enterprise business and company operation management center. Mr. Cai received his master's degree in mechanical and electronic engineering from Zhejiang University and his bachelor's degree in mechanical engineering from Jilin University.

        Mr. Tim Chen has served as our chief strategy officer since August 2020. Prior to joining us, Mr. Chen served as chief financial officer of Asia Maritime Pacific (Hong Kong) Limited over a decade from 2009 and has 14-year experience in prominent investment banking and private equity firms, including two years at Affinity Equity Partners, eight years at Morgan Stanley and four years at J.P. Morgan from 1996 to 2009. Mr. Chen received a bachelor of science degree in industrial engineering and operations research from Columbia University in New York.

        Mr. Wing-Dar Ker has served as our senior vice president since February 2020. Mr. Ker served as our president of cloud business unit from October 2013 to February 2020. Prior to that, Mr. Ker was the general manager of Microsoft's Customer Service and Support for the Asia Pacific and Greater China Region. Mr. Ker started his career with Microsoft as the finance controller for the Greater China Region in August 1993, and held various managerial positions in Microsoft since then. Prior to joining Microsoft, Mr. Ker was the manager and group head of the Business Systems Consulting group of Andersen Consulting (now known as Accenture). Mr. Ker started his career in New York City where he served at several private companies for more than five years before joining Accenture. Mr. Ker received his MBA degree from the Case Western Reserve University in Cleveland, Ohio, and his bachelor's degree of economics from the National Taiwan University.

        Mr. Chenggang Shen has served as our senior vice president and general manager of our East and South China business since January 2020. Mr. Shen joined us in January 2017, primarily responsible for our hybrid IT services and product lines, respectively. Prior to joining us, Mr. Shen served as vice president for cloud products of GDS Holdings Limited (NASDAQ: GDS) and various senior executive positions in other reputable enterprises, including Samsung Electronics, Hewlett-Packard and Electronic Data Systems Corp., for technology management, business development and operation management. Mr. Shen has professional technology background and extensive industry experience, covering areas of finance, manufacturing, energy, automobile, e-commerce, aviation, and outsourcing. Mr. Shen received his bachelor's degree in software engineering from Sichuan University.

        Mr. Liang Zhao has served as our senior vice president and general manager of our North China business since December 2019. Mr. Zhao has over 20 years of working experience and held various positions in China Unicom (SSE: 600050; SEHK: 762), including the vice general manager of China Unicom marketing division, China Unicom Online, and China Unicom Artificial Network Technology, the executive director of China Unicom Wo Music, and the vice chairman of the board of a joint venture established by China Unicom and Chery Automobile, respectively. Mr. Zhao has extensive experience in areas of products, operations, marketing and sales, 5G and internet-of-vehicle. Mr. Zhao received his EMBA degree from Stockholm University, master's degrees in sociology from Renmin University of China and in marketing communications from the University of Hong Kong, School of Professional and Continuing Education, and bachelor's degree in communication engineering from Southeast University.

        Mr. Qihang Liu has served as our president of cloud business unit since March 2020. Mr. Liu served as our senior vice president from December 2019 to March 2020. Mr. Liu has over 25 years of technology and management experience in internet and technology industries. From 1994 to 2018, he held various positions in several reputable technology companies, including SONY, Microsoft, Lenovo and Hewlett-Packard, primarily responsible for research and development in networking and big data services, strategic planning and senior management. Mr. Liu has extensive experience in cloud computing, big data and artificial intelligence industries. Mr. Liu received his bachelor's degree in computer science from Beijing University of Technology.

        Mr. Feng Liu has served as our vice president of infrastructure operation since January 2020. Mr. Liu served as our general manager of marketing and infrastructure operation from January 2019 to December 2019. From August 2016 to December 2016, Mr. Liu served as our vice president, primarily responsible for human resources, application development, information technology and key accounts departments. From January 2017 to the end of 2018, Mr. Liu served as the general manager of our North China business. Mr. Liu has extensive experience in telecom operator market management, research and development management, project delivery and international marketing. Prior to joining us, Mr. Liu was the vice president of AsiaInfo Group, primarily responsible for sales, delivery, research and development, marketing as well as the oversea business. Mr. Liu received his EMBA degree from the Economics and Management School of Tsinghua University and his bachelor's degree in engineering mechanics from Tsinghua University.

 PRINCIPAL SHAREHOLDERS

        As of the date of this prospectus supplement, our authorized share capital is US$15,000 divided into (i) 1,199,790,000 Class A ordinary shares of a nominal or par value of US$0.00001 each, (ii) 300,000,000 Class B ordinary shares of a nominal or par value of US$0.00001 each, (iii) 60,000 Class C ordinary shares of a nominal or par value of US$0.00001 each, and (iv) 150,000 Series A perpetual convertible preferred shares of a nominal or par value of US$0.00001 each. As of July 31, 2020, we had 516,052,091 Class A ordinary shares (excluding treasury shares), 164,125,381 Class B ordinary shares, 60,000 Class C ordinary shares and 150,000 Series A perpetual convertible preferred shares issued and outstanding.

        The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of July 31, 2020, the most recent practicable date, taking into account the aggregate number of ordinary shares underlying the share options and restricted share units that were outstanding as of, and exercisable within 60 days after July 31, 2020 by each of our directors, officers and principal shareholders, as well as the number of Class A ordinary shares represented by ADSs to be issued by us in this offering for purpose of calculating beneficial ownership after the offering, assuming underwriters do not exercise their right to purchase additional ADSs from us.

	Shares Beneficially Owned Prior to This Offering			Shares Beneficially Owned After This Offering
	Number	% of beneficial ownership	% of Voting Power(1)(2)	% of beneficial ownership	% of Voting Power(1)(2)
Directors and Executive Officers:
Sheng Chen(3)	44,761,885	6.6	15.3	5.7	14.6
Yoshihisa Ueno(4)	3,500,304	*	1.1	*	1.0
Kenneth Chung-Hou Tai	*	*	*	*	*
Sean Shao	*	*	*	*	*
Erhfei Liu	*	*	*	*	*
Yao Li	*	*	*	*	*
Wenbin Chen	—	—	—	—	—
Tao Zou	—	—	—	—	—
Shiqi Wang	*	*	*	*	*
Sharon Xiao Liu	*	*	*	*	*
Samuel Yuan-Ching Shen	*	*	*	*	*
Chunfeng Cai	*	*	*	*	*
Tim Chen	—	—	—	—	—
Wing-Dar Ker	—	—	—	—	—
Chenggang Shen	*	*	*	*	*
Liang Zhao	—	—	—	—	—
Qihang Liu	—	—	—	—	—
Feng Liu	*	*	*	*	*
All Directors and Officers as a Group	52,596,553	7.7	16.5	6.7	15.8
Principal Shareholders:
Tuspark Innovation Venture Ltd.(5)	143,050,264	21.0	51.7	18.3	49.4
King Venture Holdings Limited(7)	35,737,393	5.3	9.0	4.6	8.6
Fast Horse Technology Limited(3)(6)	19,670,117	2.9	8.9	2.5	8.5
Sunrise Corporate Holding Ltd.(3)(8)	18,887,875	2.8	5.8	2.4	5.6
Vector Holdco Pte. Ltd.(9)	52,941,798	7.2	2.4	6.3	2.3
FIL Limited(10)	40,864,044	6.0	1.8	5.2	1.8
Morgan Stanley(11)	40,443,816	5.9	1.8	5.2	1.7

*
Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all of our Class A, Class B and Class C ordinary shares, as a single class. Each holder of our Class B ordinary shares is entitled to ten votes per Class B ordinary share and each holder of Class A ordinary shares is entitled to one vote per Class A ordinary share held by our shareholders on all matters submitted to them for a vote. Each holder of Class C ordinary shares is entitled to one vote per Class C ordinary share on all matters submitted to them for a vote, except that we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares: (i) any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among us, King Venture Holdings Limited, Xiaomi Ventures Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between us and Tuspark Innovation Venture Limited; (ii) entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and (iii) any proposed amendments to our memorandum and articles of associations that will amend, alter, modify or change the rights attached to Class C ordinary shares. Our Class A, Class B and Class C ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B and Class C ordinary shares are convertible at any time by the holder into Class A ordinary shares on a 1:1 basis.

(2)
In the computation of the percentages of aggregate voting power, we have included our Series A perpetual convertible preferred shares, the holders of which are entitled to (i) vote with the holders of the Class A ordinary shares on any and all matters submitted for a vote of shareholders and (ii) a number of votes per such Preferred Shares equal to the number of Class A ordinary share into which each such Series A perpetual convertible preferred shares is then convertible at the time of the related record date as if the holders of such Series A perpetual convertible preferred shares were holders of Class A ordinary shares.

(3)
Consists of (i) 19,670,117 Class B ordinary shares held by Fast Horse Technology Limited, a British Virgin Islands company solely owned by Mr. Chen; (ii) 12,187,875 Class B ordinary shares and 6,700,000 Class A ordinary shares held by Sunrise Corporate Holding Ltd., a British Virgin Islands company solely owned by Mr. Chen; (iii) 60,000 Class C ordinary shares, 769,486 Class B ordinary shares and four Class A ordinary shares held by Personal Group Limited, a British Virgin Islands company solely owned by Mr. Chen; (iv) 3,894,737 Class A ordinary shares held by Beacon Capital Group Inc. a British Virgin Islands company solely owned by Mr. Chen; and (v) 1,479,666 Class A ordinary shares upon vesting of Mr. Chen's restricted share units within 60 days of July 31, 2020. The business address for Mr. Chen is Guanjie Building, Southeast 1st Floor, 10# Jiuxianqiao East Road, Chaoyang District, Beijing 100016, China.

(4)
Consists of (i) 2,194,200 Class B ordinary shares held by Synapse Holdings Limited, and (ii) 1,306,104 Class A ordinary shares upon vesting of Mr. Ueno's restricted share units within 60 days of July 31, 2020. Mr. Ueno is a director of our company appointed by Synapse Holdings Limited. The business address for Mr. Ueno is 37/F, Tower 1, Metroplaza, 223 Hing Fong Road, Kwai Fong, New Territories, Hong Kong.

(5)
Consists of 31,996,874 Class A ordinary shares and 111,053,390 Class B ordinary shares. The business address for Tuspark Innovation Venture Ltd. is 16/F, Block A, Innovation Park, Tsinghua Science Park, Haidian District, Beijing, the People's Republic of China.

(6)
Consists of 19,670,117 Class B ordinary shares. Fast Horse Technology Limited is 100% owned by Sheng Chen. The registered address for Fast Horse Technology Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(7)
Consists of 5 Class A ordinary shares, 18,250,268 Class B ordinary shares and 2,914,520 ADSs. The business address for King Venture Holdings Limited is Kingsoft Tower No. 33, Xiaoying West Road, Haidian District, Beijing 100085, China.

(8)
Consists of 6,700,000 Class A ordinary shares and 12,187,875 Class B ordinary shares. Sunrise Corporate Holding Ltd. is 100% owned by Sheng Chen. The registered address for Sunrise Corporate Holding Ltd. is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(9)
Consists of (i) 51,416,722 Class A ordinary shares issuable upon the conversion of the Series A perpetual convertible preferred shares held by Vector Holdco Pte. Ltd. ("Vector Holdco"), a private limited company incorporated under the laws of Singapore, (ii) 1,297,074 Class A ordinary shares issuable upon the conversion of the Series A perpetual convertible preferred shares held by

  BTO Vector Fund FD (CYM) L.P.("Vector Fund FD"), a limited partnership established under the laws of the Cayman Islands, and (iii) 228,002 Class A ordinary shares issuable upon the conversion of the Series A perpetual convertible preferred shares held by BTO Vector Fund ESC (CYM) L.P. ("Vector Fund ESC"), an exempted limited partnership registered under the laws of the Cayman Islands. BTO Super Holding (NQ) Co. III Pte. Ltd. ("BTO Super Holding") is the 100% equity owner of Vector Holdco. Blackstone Tactical Opportunities SG II (Cayman) L.P. ("BTO SG") is the 100% equity owner of BTO Super Holding. BTO Holdings (Cayman)—NQ Manager L.L.C. ("BTO Holdings") is the general partner of Vector Fund ESC and Vector Fund FD. Blackstone Tactical Opportunities Management Associates (Cayman)—NQ L.P. ("BTOMA") is the managing member of BTO Holdings and the general partner of BTO SG. BTO GP—NQ L.L.C. ("BTO GP") and Blackstone Tactical Opportunities LR Associates (Cayman)—NQ Ltd. ("BTOLRA") are the general partners of BTOMA with BTO GP controlling BTOMA with respect to all matters other than voting of securities of underlying portfolio companies, which power is held by the Class B shareholders of BTOLRA, who are certain senior personnel of Blackstone. Blackstone Holdings IV L.P. ("Blackstone IV") is the sole member of BTO GP and the sole Class A shareholder of BTOLRA. Blackstone Holdings IV GP L.P. ("Blackstone IV GP") is the general partner of Blackstone IV. Blackstone Holdings IV GP Management (Delaware) L.P. ("Blackstone IV GP Management (Delaware)") is the general partner of Blackstone IV GP. Blackstone Holdings IV GP Management L.L.C. ("Blackstone IV GP Management") is the general partner of Blackstone IV GP Management (Delaware). The Blackstone Group Inc. is the sole member of Blackstone IV GP Management. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. The registered address of Vector Holdco is c/o Intertrust Singapore Corporate Services Pte. Ltd. 77 Robinson Road, #13-00 Robinson 77, Singapore. The registered address of each of Vector Fund FD and Vector Fund ESC is c/o Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue Grand Cayman, KY1-9005, Cayman Islands.

(10)
Consists of (i) 38,639,808 Class A ordinary shares over which FIL Limited has sole voting power and (ii) 40,864,044 Class A ordinary shares over which FIL Limited has sole dispositive power. Information set forth above is based upon FIL Limited's Schedule 13G/A filing with the SEC on February 7, 2020. The business address of FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, HM19.

(11)
Consists of (i) 39,921,024 Class A ordinary shares over which Morgan Stanley has shared voting power and 40,443,816 Class A ordinary shares over which Morgan Stanley has shared dispositive power and (ii) 39,895,122 Class A ordinary shares over which Morgan Stanley Capital Services LLC has shared voting power and shared dispositive power. Information set forth above is based upon Morgan Stanley's Schedule 13G/A filing with the SEC on February 12, 2020. The business address of each of Morgan Stanley and Morgan Stanley Capital Services LLC is 1585 Broadway New York, NY 10036.

 DIVIDEND POLICY

        We do not plan to pay any dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        Our board of directors has complete discretion whether to distribute dividends, subject to certain restrictions under Cayman Islands law and our memorandum and articles of association. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

        Holders of our ADSs will be entitled to receive dividends, if any, subject to the terms of the deposit agreement, to the same extent as the holders of our ordinary shares. Cash dividends will be paid to the depositary in U.S. dollars, which will distribute them to the holders of ADSs according to the terms of the deposit agreement. Other distributions, if any, will be paid by the depositary to the holders of ADSs by any means it deems legal, fair and practical.

        We are a holding company incorporated in the Cayman Islands. We rely on dividends from our operating subsidiaries to fund cash and financing requirements. Our operating subsidiaries are required to comply with the applicable PRC regulations when it pays dividends to us. See "Item 3.D—Risk Factors—Risks Related to Doing Business in China—We may rely on dividends paid by our operating subsidiaries to fund cash and financing requirements, and limitations on the ability of our operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and fund our operations" in our 2019 Annual Report.

 DILUTION

        If you invest in our ADSs, your investment will be diluted for each ADS you purchase to the extent of the difference between the public offering price per ADS and our net tangible book value per ADS immediately after this offering. Dilution results from the fact that the public offering price per ADS is in excess of the book value per ADS attributable to the existing shareholders for our presently outstanding ADS.

        As of June 30, 2020, we had a net tangible book value of US$441.6 million or US$0.65 per ordinary share and US$3.90 per ADS. We calculate net tangible book value per ordinary shares by dividing our total tangible assets less our total liabilities by the number of our ordinary shares outstanding. Dilution is determined by subtracting the as adjusted net tangible book value per ordinary share from the public offering price per ordinary share. Without taking into account any other changes in such net tangible book value after June 30, 2020, after giving effect to the receipt of the estimated net proceeds from our sale of 17,000,000 ADSs in this offering, based on the public offering price of US$20.75 per ADS, and the application of the estimated net proceeds therefrom as described under "Use of Proceeds," our as adjusted net tangible book value at June 30, 2020 would have been approximately US$780.3 million or US$1.00 per ordinary share and US$6.00 per ADS. This represents an immediate increase in net tangible book value of US$0.35 per ordinary share and US$2.10 per ADS to existing shareholders and an immediate dilution in net tangible book value of US$2.46 per ordinary share and US$14.76 per ADS to you. The following table illustrates this dilution on a per ordinary share and per ADS basis.

	Per Ordinary Share		Per ADS
Public offering price	US$	3.46	US$	20.75
Net tangible book value per share as of June 30, 2020	US$	0.65	US$	3.90
Increase in net tangible book value per share after this offering	US$	0.35	US$	2.10

As adjusted net tangible book value per share after this offering	US$	1.00	US$	6.00
Dilution per share or ADS to new investors in this offering	US$	2.46	US$	14.76

        If the underwriters exercise their option to purchase additional 2,550,000 ADSs from us in full (representing a total price to public of US$52.9 million), the as adjusted net tangible book value would be US$0.99 per ordinary shares and US$5.94 per ADS, and the dilution in as adjusted net tangible book value to investors in this offering would be US$2.47 per ordinary shares and US$14.82 per ADS.

        The following table sets forth, on an as adjusted basis as of June 30, 2020, the number of ordinary shares purchased from us, the total consideration paid to us and the average price per ordinary share/ADS paid by existing shareholders and to be paid by new investors purchasing our ADSs in this offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary Shares Purchased
			Total Consideration		Average Price per Ordinary Share
							Average Price per ADS
	Number	%	Amount	%
Existing shareholders	680,598,834	87.0%	1,218,570,788	77.6%	US$	1.79	US$	10.74
New investors	102,000,000	13.0%	352,750,000	22.4%	US$	3.46	US$	20.75

Total	782,598,834	100.00%	1,571,320,788	100.00%	US$	2.01	US$	12.06

        If the underwriters were to fully exercise their option to purchase 2,550,000 additional ADSs from us (representing a total price to public of US$52.9 million), the percentage of our ordinary shares held by existing shareholders would be 85.3%, and the percentage of our ordinary shares held by new investors would be 14.7%.

        The above discussion and tables are based on 680,598,834 ordinary shares issued and outstanding as of June 30, 2020.

        To the extent that outstanding options and warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

UNDERWRITING

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Jefferies LLC are acting as representatives, the following respective numbers of ADSs:

Underwriter	Number of ADSs
Credit Suisse Securities (USA) LLC	8,883,000
Morgan Stanley & Co. LLC	7,325,000
Jefferies LLC	792,000

Total	17,000,000

        The underwriters and the representatives are referred to as the "underwriters" and the "representatives," respectively. The underwriting agreement provides that the underwriters are obligated to purchase all the ADSs in the offering if any are purchased, other than those ADSs covered by the underwriters' option to purchase additional ADSs described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 2,550,000 additional ADSs from us at the public offering price less the underwriting discounts and commissions. Any ADSs issued or sold under the option will be issued and sold on the same terms and conditions as the other ADSs that are the subject of this offering.

        ADSs sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any ADSs sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed US$0.467 per ADS. If all the ADSs are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of ADSs offered by them.

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ADSs.

	Per ADS				Total
	No Exercise		Full Exercise		No Exercise		Full Exercise
Public offering price	US$	20.75	US$	20.75	US$	352,750,000	US$	405,662,500
Underwriting discounts and commissions paid by us	US$	0.778125	US$	0.778125	US$	13,228,125	US$	15,212,344
Proceeds to us, before expenses	US$	19.971875	US$	19.971875	US$	339,521,875	US$	390,450,156

        We have agreed, subject to certain exceptions, that we will not (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, or (v) file with the SEC a registration statement under the Securities Act relating to any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, or publicly disclose the intention to take any such action, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, for a period of 90 days after the date of this prospectus supplement.

        The restrictions described in the immediately preceding paragraph do not apply to:

  •
  the issuance and sale of our Class A ordinary shares or ADSs to the underwriters;

  •
  issuances of shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this prospectus supplement;

  •
  grants of employee share options pursuant to the terms of a plan in effect on the date of this prospectus supplement and issuances of shares or ADSs pursuant to the exercise of such options; or

  •
  issuances of ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs in connection with a bona fide business acquisition by us or any of our subsidiaries or VIEs to the counterparty to such business acquisition, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise, provided that the aggregate amount of such issuances shall not exceed 10% of the total number of ordinary shares outstanding immediately after the completion of this offering and that each recipient of ADSs (or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs) shall agree in writing to be subject to identical restrictions for the remainder of the lock-up period.

        Each of our directors and executive officers, except one director and one executive officer who currently do not hold any shares of our company, have agreed that they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, whether any of the transactions described in (i) or (ii) are to be settled by delivery of ordinary shares, ADSs or other securities, in cash or otherwise, (iii) publicly disclose the intention to make such offer, sale pledge or disposition, or enter into any such swap or other arrangements, or (iv) make any demand for or exercise any right with respect to, the registration of any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC for a period of 90 days after the date of this prospectus supplement.

        The restrictions described in the immediately preceding paragraph do not apply to:

  •
  the shares to be sold under the underwriting agreement;

  •
  transactions relating to shares acquired in open market transactions after the completion of this offering; provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the shares acquired in such open market transactions;

  •
  transfers of shares as a bona fide gift; provided that each donee, distributee or transferee shall agree to be bound by the terms of the lock-up letter and no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made during the lock-up period;

  •
  transfers of any shares to immediate family members, trusts or an entity beneficially owned and controlled by such person; provided that each donee, distributee or transferee shall agree to be bound by the terms of the lock-up letter and no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made during the lock-up period; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares, provided that such plan does not provide for the transfer of shares during the lock-up period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares may be made under such plan during the lock-up period.

        King Venture Holdings Limited has agreed that it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, whether any of the transactions described in (i) or (ii) are to be settled by delivery of ordinary shares, ADSs or other securities, in cash or otherwise, (iii) publicly disclose the intention to make such offer, sale, pledge or disposition, or enter into any such swap or other arrangements, or (iv) make any demand for or exercise any right with respect to, the registration of any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC for a period of 60 days after the date of this prospectus supplement.

        The restrictions described in the immediately preceding paragraph do not apply to:

  •
  the shares to be sold under the underwriting agreement;

  •
  transactions relating to shares acquired in open market transactions after the completion of this offering; provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the shares acquired in such open market transactions;

  •
  transfers of shares as a bona fide gift; provided that each donee, distributee or transferee shall agree to be bound by the terms of the lock-up letter and no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made during the lock-up period;

  •
  transfers of any shares to immediate family members, trusts or an entity beneficially owned and controlled by such person; provided that each donee, distributee or transferee shall agree to be bound by the terms of the lock-up letter and no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made during the lock-up period;

  •
  transfers of any shares to one or more investors in one or more privately negotiated transactions; provided that any transferee agrees to be bound by the terms of the lock-up letter; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares, provided that such plan does not provide for the transfer of shares during the lock-up period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares may be made under such plan during the lock-up period.

        See "Risk Factors—A sale of our shares and/or ADSs by one of our major shareholders could have adverse consequences for us."

        Our ADSs are listed on the Nasdaq Global Select Market under the symbol "VNET."

        In order to facilitate the offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under their option to purchase additional ADSs in the offering. The underwriters can close out a covered short sale by exercising their option to purchase additional ADSs or purchasing our ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open trading price of ADSs compared to the price at which they may purchase additional ADSs pursuant to the option granted to them. The underwriters may also sell ADSs in excess of such option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of the ADSs. These activities may raise or maintain the trading price of the ADSs above independent market levels or prevent or retard a decline in the trading price of the ADSs. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        All sales of ADSs in the United States will be made through United States registered broker-dealers. Sales of ADSs made outside the United States may be made by affiliates of the underwriters. The address of Credit Suisse Securities (USA) LLC is Eleven Madison Avenue New York, NY 10010, United States. The address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, NY 10036, United States of America. The address of Jefferies LLC is 520 Madison Avenue, New York, NY 10022, United States.

        A prospectus supplement in electronic format will be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including in connection with any potential secondary listing of our Class A ordinary shares on the Hong Kong Stock Exchange, for which they received or will receive customary fees and expenses. An executive officer of the company is a relative (but not immediate family member) of an employee of an affiliate of Credit Suisse Securities (USA) LLC, who is a member of the deal team for this offering. One or more of the underwriters and/or their respective affiliates may, or may in the future, represent investors seeking to acquire a significant portion of our outstanding shares from a major shareholder of the company.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. As disclosed in a Schedule 13G/A filed by Morgan Stanley with the SEC on February 12, 2020. affiliates of Morgan Stanley & Co. LLC own approximately 5.9% of our ordinary shares.

        The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

  Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area (each, a "Member State"), no offer of ADSs has been or will be offered pursuant to the offering to the public in that Member State pursuant to the offer other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs as referred to above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For purposes of this provision, the expression an "offer to the public" in any relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase the ADSs, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        The seller of the ADSs has not authorized and does not authorize the making of any offer of ADSs through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the ADSs as contemplated in this prospectus supplement. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of the ADSs on behalf of the seller or the underwriters.

  Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

  Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the ADSs described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the ADSs has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the ADSs to the public in France.

Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The ADSs may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

  Notice to Prospective Investors in Switzerland

        This prospectus supplement, as well as any other offering or marketing material relating to the ADSs which are the subject of the offering contemplated by this prospectus supplement, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the ADSs nor the shares underlying the ADSs will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ADSs, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss

Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

        The ADSs are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the ADSs with the intention to distribute them to the public. The investors will be individually approached from time to time. This prospectus supplement, as well as any other offering or marketing material relating to the ADSs, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the ADSs in Switzerland and it does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

  Notice to Prospective Investors in Australia

        This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the ADSs.

        The ADSs are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

        This prospectus supplement does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the ADSs, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, the ADSs shall be deemed to be made to such recipient and no applications for the ADSs will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the ADSs you undertake to us that, for a period of 12 months from the date of issue of the ADSs, you will not transfer any interest in the ADSs to any person in Australia other than to a wholesale client.

  Notice to Prospective Investors in Hong Kong

        The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Japan

        The ADSs offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

  Notice to Prospective Investors in South Korea

        The ADSs may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the South Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ADSs have not been registered with the Financial Services Commission of South Korea for public offering in South Korea.

        Furthermore, the ADSs may not be resold to South Korean residents unless the purchaser of the ADSs complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ADSs.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

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  where the transfer is by operation of law;

  •
  as specified in Section 276(7) of the SFA; or

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  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Notification under Section 309B(1)(c) of the SFA:    We have determined that the ADSs shall be (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

  Notice to Prospective Investors in Canada

        The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Notice to Prospective Investors in the Cayman Islands

        This prospectus supplement does not constitute a public offer of the ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. ADSs or ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

  Notice to Prospective Investors in Bermuda

        ADSs may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

  Notice to Prospective Investors in the British Virgin Islands

        The ADSs are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of our company. The ADSs may be offered to companies incorporated under the British Virgin Islands Business Companies Act, 2004, or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

  Notice to Prospective Investors in Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

  Notice to Prospective Investors in the PRC

        This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

  Notice to Prospective Investors in Taiwan

        The ADSs have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ADSs in Taiwan.

  Notice to Prospective Investors in Qatar

        In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

  Notice to Prospective Investors in Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds", its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement are required by us and the underwriters to keep such prospectus supplement confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ADSs.

  Notice to Prospective Investors in the United Arab Emirates

        The ADSs have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

  Notice to Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The ADSs to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

  Notice to Prospective Investors in Saudi Arabia

        This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

  Notice to Prospective Investors in Israel

        This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

TAXATION

        The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date hereof, which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Han Kun Law Offices.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the government of the Cayman Islands, except for stamp duties that may be applicable on instruments executed in, or after execution, brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not a party to any double taxation treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payment of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be requested on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        Under the PRC Enterprise Income Tax Law, or EIT Law, an enterprise established under the laws of foreign countries or regions and whose "place of effective management" is located within the PRC are considered PRC tax resident enterprises and subject to PRC income tax at the rate of 25% on worldwide income. On April 22, 2009, the State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, as amended and supplemented in January 2014 and December 2017, respectively, or Circular 82. Circular 82 clarified that dividends and other income paid by certain offshore enterprises controlled by a PRC company or a PRC company group established outside of the PRC will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10% (or a lower rate under an applicable tax treaty, if any), when paid to non-PRC enterprise shareholders. Under the implementation regulations to the EIT Law, a "place of effective management" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, Circular 82 specifies that certain offshore enterprises controlled by a PRC company or a PRC company group will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders meetings; and half or more of the senior management or directors having voting rights. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determining criteria set forth in the circular may reflect the State Administration of Taxation's general position on how the "place of effective management" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals.

        We believe that we are not a PRC resident enterprise. However, if the PRC tax authorities determine we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold tax at the rate of 10% (or a lower rate under an applicable tax treaty, if any) from dividends we pay to our non-PRC resident enterprise shareholders (20% for non-PRC individual shareholders), including the holders of our ADSs. In addition, non-PRC holders of our Class A ordinary shares and ADSs may be subject to PRC tax on gains realized on the sale or other disposition of Class A ordinary shares or ADSs at the same rates if such income is treated as sourced from within the PRC. It is unclear whether non-PRC holders of our Class A ordinary shares and ADSs would be able to claim the benefits of any tax treaties between their jurisdictions of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder, as defined below, that holds our ADSs or Class A ordinary shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the tax laws of the United States as in effect on the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax considerations described below. No ruling has been sought from the United States Internal Revenue Service (the "IRS") with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular U.S. Holders in light of their individual investment circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special tax rules (for example, banks, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein), tax-exempt entities (including private foundations), investors subject to special tax accounting rules under Section 451(b) of the Code, investors who acquired their ADSs or Class A ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any state, local, or non-U.S. tax considerations. Each potential investor is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our ADSs or Class A ordinary shares.

General

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more U.S.

persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under applicable U.S. Treasury Regulations.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ADSs or Class A ordinary shares are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.

        The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. U.S. Holders who hold ADSs will be treated as the holder of the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes.

Passive Foreign Investment Company Considerations

        A non-U.S. corporation, such as our company, will be a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the "asset test"). Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and certain net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        Although the law in this regard is not entirely clear, we treat our variable interest entities as being owned by us for U.S. federal income tax purposes because we control their management decisions and we are entitled to substantially all of their economic benefits and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our variable interest entities for U.S. federal income tax purposes, we would likely be treated as a PFIC for our taxable year ended December 31, 2019 and for our current and subsequent taxable years.

        Assuming that we are the owner of our variable interest entities for U.S. federal income tax purposes, we believe that we primarily operate as an active provider of managed hosting and cloud services in China. Based on the market price of our ADSs and Class A ordinary shares, the value of our assets, and the composition of our assets and income, we believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2019, and we do not expect to be a PFIC for our taxable year ending December 31, 2020.

        While we do not anticipate becoming a PFIC, no assurances regarding our PFIC status can be provided for any past, current or future taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the value of our assets for purposes of the asset test may be determined, in part, by reference to the market price of our ADSs or Class A ordinary shares, so fluctuations in the market price of our ADSs and Class A ordinary shares may cause us to become a PFIC for the current or any subsequent taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current taxable year or any future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or subsequent taxable year.

        If we are a PFIC for any year during which a U.S. Holder holds our ADSs or Class A ordinary shares, we generally will continue to be treated as a PFIC as to such U.S. Holder for all succeeding years during which such U.S. Holder holds our ADSs or Class A ordinary shares, unless we cease to be a PFIC and the U.S. Holder makes a "deemed sale" election with respect to the ADSs or Class A ordinary shares. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the ADSs or Class A ordinary shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder's ADSs or Class A ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any "excess distribution" the U.S. Holder receives from us or any gain from an actual sale or other disposition of the Class A ordinary shares or ADSs. U.S. Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or Class A ordinary shares. Under the PFIC rules:

  •
  the excess distribution and/or gain will be allocated ratably over the U.S. Holder's holding period for the ADSs or Class A ordinary shares;

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  the amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or Class A ordinary shares cannot be treated as capital, even if such ADSs or Class A ordinary shares are held as capital assets.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        As an alternative to the foregoing rules, if we are a PFIC, a U.S. Holder of "marketable stock" (as defined below) may make a mark-to-market election with respect to our ADSs, but not our Class A ordinary shares, provided that the ADSs continue to be listed on the Nasdaq Global Select Market and are regularly traded. The mark-to-market election is available only for "marketable stock," which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or "regularly traded," on a qualified exchange or other market, as defined in applicable Treasury regulations. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election and we cease to be a PFIC, the holder will not be required to take into account the mark-to-market gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. In the case of a U.S. Holder who has held ADSs during any taxable year in respect of which we were classified as a PFIC and continues to hold such ADSs (or any portion thereof) and has not previously determined to make a mark-to-market election, and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs.

        Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the general PFIC rules described above with respect to such U.S. Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, notwithstanding a market-to-market election.

        We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

        If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must file an annual report with the U.S. Internal Revenue Service. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax considerations of purchasing, holding, and disposing ADSs or Class A ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election.

Distributions

        Subject to the PFIC discussion above, any distributions (including the amount of any PRC tax withheld, but not include certain pro rata distributions of Class A ordinary shares or ADSs) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as a "dividend" for U.S. federal income tax purposes.

        Individuals and other non-corporate recipients of dividend income generally will be subject to tax on dividend income from a "qualified foreign corporation" at a lower rate applicable to "qualified dividend income" rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met. We will be considered to be a qualified foreign corporation with respect to any dividend we pay on our ADSs or Class A ordinary shares provided that (i) our ADSs or Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and includes an exchange of information program, (ii) we are not treated as a PFIC for U.S. federal income tax purposes for the taxable year in which the dividend was paid or the preceding taxable year, and (iii) certain holding period requirements are met. Because (i) U.S. Treasury guidance indicates that ADSs representing ordinary shares, such as ours, listed on the Nasdaq Global Select Market are considered to be readily tradable on an established securities market in the United States, and (ii) we believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2019 and we do not expect to be a PFIC in subsequent years, we believe that we are a qualified foreign corporation with respect to dividends paid on the ADSs, but it is unclear whether dividends paid on our Class A ordinary shares that are not represented by ADSs will meet the conditions required for the reduced tax rate. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

        In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, dividends paid by us on our ADSs or Class A Ordinary Shares may be subject to PRC withholding taxes at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). However, it is unclear whether a U.S. Holder would be able to claim the benefits under the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and whether we would be treated as a qualified foreign corporation with respect to dividends paid on both our Class A ordinary shares or ADSs. We cannot guarantee that such dividends will not be subject to PRC withholding taxes and any such tax may reduce the returns on our U.S. Holder's investment in the ADSs or Class A ordinary shares.

        For U.S. foreign tax credit purposes, dividends paid on our ADSs or Class A ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on our ADSs or Class A ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Class A Ordinary Shares

        Subject to the PFIC discussion above, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder's adjusted tax basis in such ADSs or Class A ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year. An individual U.S. Holder or other non-corporate U.S. Holder who has held the ADS or Class A ordinary share for more than one year, will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that recognized by a U.S. Holder will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC "resident enterprise" under PRC tax law, we may be eligible for the benefits of the income tax treaty between the United States and the PRC. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or Class A ordinary shares, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the United States-PRC income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A Ordinary Shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are urged to consult their tax advisors regarding the tax considerations if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to the Class A ordinary shares or ADSs, subject to certain exceptions (including an exception for Class A ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Class A ordinary shares or ADSs.

EXPENSES RELATED TO THIS OFFERING

        Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	US$	52,655
Printing and engraving expenses		25,000
Legal fees and expenses		340,000
Accounting fees and expenses		400,000
Miscellaneous		4,000

Total	US$	821,655

LEGAL MATTERS

        We are being represented by Cooley LLP with respect to certain legal matters of United States federal securities and New York state law. The underwriters are being represented by Freshfields Bruckhaus Deringer LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by Fangda Partners. Cooley LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Freshfields Bruckhaus Deringer LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements of 21Vianet Group, Inc. appearing in 21Vianet Group, Inc.'s annual report on Form 20-F for the fiscal year ended December 31, 2019 and the effectiveness of 21Vianet Group, Inc.'s internal control over financial reporting have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The registered business address of Ernst & Young Hua Ming LLP is Level 16, Ernst & Young Tower, Oriental Plaza, No.1 East Chang An Ave, Dong Cheng District, Beijing 100738, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

        Documents that we file with, or furnish to, the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Class A ordinary shares, represented by ADSs, are listed on the Nasdaq Global Select Market. You can consult reports and other information about us that we filed pursuant to the rules.

        This prospectus supplement is part of a registration statement we have filed with the SEC on Form F-3 on July 23, 2020. This prospectus supplement does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and documents filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020 (File No. 001-35126);

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  the description of our Class A ordinary shares and ADSs contained in our registration statement on Form 8-A filed on April 6, 2011 (File No. 001-35126) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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  our current report on Form 6-K furnished to the SEC on August 24, 2020 (File No. 001-35126) containing our interim financial statements as of, and for the six months ended June 30, 2020;

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  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

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  any future current reports on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

21Vianet Group, Inc.
Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road,
Chaoyang District
Beijing, 100016
The People's Republic of China
Phone: (86) 10 8456-2121

PROSPECTUS

21Vianet Group, Inc.

Class A Ordinary Shares
Debt Securities

        We may offer and sell Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, or debt securities in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

        Each time we or any selling security holder sell securities, we will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement before you purchase any of the securities offered hereby.

        We or any selling security holder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see "Plan of Distribution" beginning on page 38 of this prospectus.

        Our ADSs are listed on the Nasdaq Global Select Market under the symbol "VNET." On July 22, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$22.44 per ADS.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 4 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus or any accompanying prospectus supplement before making a decision to invest in our securities.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2020.

        You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we or selling security holders may sell any of our securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference." You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refers to our American depositary shares, each of which represents six Class A ordinary shares, and "ADRs" refers to the American depositary receipts that may evidence our ADSs;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

  •
  "ordinary shares" refers to our ordinary shares, which include all Class A ordinary shares, par value US$0.00001 per share, Class B ordinary shares, par value US$0.00001 per share, and Class C ordinary shares, par value US$0.00001 per share, collectively;

  •
  "RMB" refers to the legal currency of China;

  •
  "U.S. dollars," "US$" and "dollars" refers to the legal currency of the United States; and

  •
  "we," "us," "our company" or "our" refers to 21Vianet Group, Inc., its subsidiaries and its consolidated variable interest entities and their subsidiaries.

        References in any prospectus supplement to "the accompanying prospectus" are to this prospectus and references to "the prospectus" are to this prospectus and the applicable prospectus supplement taken together.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "future," "is/are likely to," "project" or "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

  •
  our goals and strategies and our expansion plans;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the data center and cloud services market;

  •
  our expectations regarding demand for, and market acceptance of, our services;

  •
  our expectations regarding keeping and strengthening our relationships with customers;

  •
  our plans to invest in research and development to enhance and complement our existing solution and service offerings;

  •
  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity; and

  •
  general economic and business conditions in the regions where we provide our solutions and services.

        The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company which are, in some cases, beyond our control and which could materially affect our results. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

        We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

 OUR COMPANY

Company Overview

        We are a leading carrier-neutral and cloud-neutral internet data center services provider in China. We host our customers' servers and networking equipment and provide interconnectivity to improve the performance, availability and security of their internet infrastructure. We also provide complementary value-added services, such as cloud services and VPN services. We believe that the scale of our data center and networking assets as well as our carrier-neutrality position us well to capture opportunities and become a leader in the rapidly emerging market for cloud computing infrastructure services in China.

        As a carrier-neutral internet infrastructure services provider, our infrastructure is interconnected with the networks operated by all of China's telecommunications carriers, major non-carriers and local internet service providers. The interconnectivity enables each of our data centers to function as a network access point for our customer's data traffic. In addition, we believe that our proprietary smart routing technology allows us to automatically select an optimized route to direct our customers' data traffic to ensure fast and reliable data transmission.

        We serve a diversified and loyal base of customers, including (i) enterprise customers for our hosting and related services, spanning many different industries and ranging from internet companies to government entities, from blue-chip enterprises to small- to mid-sized enterprises and (ii) individual customers that have subscribed to Windows Azure, Office 365, Dynamics 365 and Power Platform services.

Corporate Information

        Our holding company is 21Vianet Group, Inc. Our ADSs are listed on Nasdaq under the symbol "VNET." We conduct our operations in China through contractual arrangements among us, our wholly-owned PRC subsidiaries, our consolidated variable interest entities and their shareholders.

        Our principal executive offices are located at Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road, Chaoyang District, Beijing, People's Republic of China 100016. Our telephone number is (86) 10 8456-2121. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

 RISK FACTORS

        Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus and any accompanying prospectus supplement. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

        Please see "Where You Can Find More Information" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

 USE OF PROCEEDS

        Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2020 Revision) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital is US$15,000 divided into (i) 1,199,790,000 Class A ordinary shares of a nominal or par value of US$0.00001 each, (ii) 300,000,000 Class B ordinary shares of a nominal or par value of US$0.00001 each, (iii) 60,000 Class C ordinary shares of a nominal or par value of US$0.00001 each, and (iv) 150,000 Series A Perpetual Convertible Preferred Shares of a nominal or par value of US$0.00001 each. As of June 30, 2020, we had 516,413,453 Class A ordinary shares (excluding treasury shares), 164,125,381 Class B ordinary shares, 60,000 Class C ordinary shares and 150,000 Series A Perpetual Convertible Preferred Shares issued and outstanding.

        The following are summaries of material terms and provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. These summaries are not complete and are subject to the complete terms contained in our memorandum and articles of association, which are filed as an exhibit to our registration statement on Form F-3 filed with the SEC.

Our Memorandum and Articles of Association and Ordinary Shares

        General.    Our share capital is divided into Class A ordinary shares and Class B ordinary shares under our memorandum and articles of association. Pursuant to our articles of association, our directors may authorize the division of our shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences privileges and payment obligations as between the different classes of our shares may be fixed and determined by our directors. Our articles of association further authorize our directors to issue shares with such preferred or other rights, all or any of which may be greater than the rights of our ordinary shares, at such time and on such terms as they may think appropriate. In October 2019, in accordance with the authority delegated by our articles of association to our board of directors, 60,000 Class A ordinary shares were re-designated as Class C ordinary shares, and in June 2020, 150,000 Class A ordinary shares were re-designated as Series A Perpetual Convertible Preferred Shares as authorized by our board of directors. For details about Series A Perpetual Convertible Preferred Shares, see "—Preferred Shares." Holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares have the same rights except for voting and conversion rights (as described in more details below). Our shares are issued in registered form, and are issued when registered in our register of members (shareholders). Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Law and our articles of association. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

        Conversion.    Pursuant to our articles of association and the rights that have been fixed and determined by our board of directors for Class C ordinary shares, each Class B ordinary share or each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof.

Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances.

        Upon any transfer of Class B ordinary shares or Class C ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B ordinary shares or Class C ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. In addition, any Class C ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares upon the direct or indirect sale or transfer of a majority of the voting securities of, or the direct or indirect sale or transfer of all or substantially all of the assets of, a holder of Class C ordinary shares to any person that is not an affiliate of such holder.

        Voting Rights.    In respect of matters requiring shareholders' votes, pursuant to our articles of association, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to ten votes, and pursuant to the rights that have been fixed and determined by our board of directors for Class C ordinary shares, each Class C ordinary share is entitled to one vote per share, and we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares: (i) any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among our company, King Venture Holdings Limited, Xiaomi Ventures Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between our company and Tuspark Innovation Venture Limited; (ii) entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and (iii) any proposed amendments to our memorandum and articles of association that will amend, alter, modify or change the rights attached to Class C ordinary shares. Voting at any shareholders' meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman or by any three shareholders entitled to vote at the meeting, or one or more shareholders holding at least 10% of the paid-up voting share capital or 10% of the total voting rights entitled to vote at the meeting, present in person or by proxy.

        A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who holds no less than one-third of the voting power of the shares in issue carrying a right to vote at a meeting of shareholders. Shareholders' meetings may be held annually and may be convened by our board of directors on its own initiative or upon a requisition to the directors made by shareholders holding in aggregate at least one-third of the voting power of the shares in issue carrying a right to vote at a meeting of shareholders. Advance notice of at least 14 days is required for a meeting of shareholders.

        Where a poll is taken, an ordinary resolution to be passed by the shareholders requires a simple majority of votes attaching to the ordinary shares cast in a general meeting while a special resolution requires no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution is required for matters including, but not limited to, amending our memorandum and articles of association, reducing share capital and winding up. Our shareholders may affect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and the cancellation of any authorized but unissued shares.

        Liquidation.    On a return of capital on winding up, subject to the liquidation preference of the holders of our Series A Perpetual convertible preferred shares, if the assets available for distribution among our shareholders holding ordinary shares are more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among such shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If, following any payment made to holders of Series A Perpetual Convertible Preferred Shares, our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be possible, the losses are borne by our shareholders holding ordinary shares in proportion to the par value of the shares held by them.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    We may issue shares which are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner of such purchase has been approved by an ordinary resolution of our shareholders, or the manner of purchase is in accordance with the procedures set out in our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes, the rights attached to any such class of shares may, subject to any right or restriction attached to any class, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

        Inspection of Books and Records.    Holders of our ordinary shares will have no right to inspect our corporate records except as conferred by Cayman Islands law or authorized by the board or by ordinary resolution of the shareholders.

        Anti-takeover Provisions.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that (i) authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders and (ii) limits the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

        Transfer of Shares.    Subject to the restrictions of our memorandum and articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of shares;

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  the instrument of transfer is properly stamped, if required;

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  in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

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  the shares transferred are free of any lien in favor of us; and

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  any fee related to the transfer has been paid to us.

        If our directors refuse to register a transfer, they must, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days' notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended and the register may not be closed for more than 30 days in any year.

        Directors' Power to Issue Shares.    Under our memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions. Our board of directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors or by a special resolution of our shareholders. Our board of directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate.

        Exempted Company.    The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not required to be open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder's shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preferred Shares

        In June 2020, in accordance with the authority delegated by our articles of association to our board of directors, 150,000 Class A ordinary shares were re-designated as Series A Perpetual Convertible Preferred Shares as authorized by our board of directors. Holders of Series A Perpetual Convertible Preferred Shares have certain preferential rights vis-à-vis our ordinary shares.

        Dividends.    The holders of our Series A Perpetual Convertible Preferred Shares have the right to receive a dividend which accrues at a rate of 4.5% per annum. Such dividend shall be paid on the six-month and twelve-month anniversary of the original issuance date of such Series A Perpetual Convertible Preferred Shares, but only if so determined by our board of directors in its sole discretion. Any dividends which are not so paid shall remain accumulated dividends until paid to the holder thereof, and shall be payable to the holder through payment upon liquidation of our company, or upon conversion of the relevant Series A Perpetual Convertible Preferred Shares into our Class A ordinary shares or our ADSs.

        Voting Rights.    Each holder of issued and outstanding Series A Perpetual Convertible Preferred Shares shall be entitled to vote with holders of issued and outstanding Class A ordinary shares, voting together as a single class, with respect to any and all matters presented to the shareholders of our company. In any such vote, each holder of Series A Perpetual Convertible Preferred Shares shall be entitled to a number of votes equal to the number of Class A ordinary shares into which all Series A Perpetual Convertible Preferred Shares held by such holder are convertible. So long as any Series A Perpetual Convertible Preferred Shares are issued and outstanding, we shall not, and we shall not agree to, amend, restate, supplement, repeal or otherwise modify (including in connection with a merger, consolidation, recapitalization or otherwise) any provision of our memorandum and articles of association in a manner that alters or changes the rights, powers, preferences or privileges of the holders of the Series A Perpetual Convertible Preferred Shares without the prior written approval of the holders of a majority of the issued and outstanding Series A Perpetual Convertible Preferred Shares.

        Liquidation.    On a return of capital on winding up, the holders of our Series A Perpetual Convertible Preferred Shares shall be entitled to be paid out of the assets of our company available for distribution, before any distribution or payment out of the assets of our company shall be made to the holders of our ordinary shares, a liquidation preference equal to the greater of (i) US$1,000 per share plus any unpaid, accrued and accumulated dividends, and (ii) the aggregate value that such holders would have received had all holders of Series A Preferred Shares, immediately prior to liquidation, converted all Series A Perpetual Convertible Preferred Shares then outstanding (together with any unpaid, accrued and accumulated dividends thereon).

Differences in Corporate Law

        The Companies Law is modeled after that of the English companies legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to Delaware corporations and their shareholders.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a "parent" of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the due majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholders upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a takeover offer is made and accepted, in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is not limited, except that any indemnity would not be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person's own dishonesty, wilful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company including a duty to act in the bona fide best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the board of directors at which such contract or proposed contract or arrangement shall come before the meeting for consideration.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of such of the issued shares of the company as at the date of the deposit carries the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the proposals so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders' meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director's office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target's outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be in the bona fide best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

        Dissolution; Winding Up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Law, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Variation of Rights of Shares.    If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Law, if our share capital is divided into more than one class of shares, we may, subject to any rights or restrictions for the time being attached to any class, materially adversely vary or abrogate the rights attached to any class with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

        Rights of Non-Resident or Foreign Shareholders.    There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

History of Securities Issuance

        The following is a summary of our securities issuances in the past three years.

Class C Ordinary Shares

        On October 14, 2019, we entered into a Share Subscription Agreement with Personal Group Limited, a British Virgin Islands company wholly owned by Mr. Sheng Chen. Pursuant to the Share Subscription Agreement, we issued 60,000 Class C ordinary shares to Personal Group Limited, with the rights, restrictions, preferences and privileges set forth therein, at a price of US$1.35 per share. The holders of Class C ordinary shares are entitled to one vote per share, except that we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares:

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  any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among our company, King Venture Holdings Limited, Xiaomi Ventures

    Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between our company and Tuspark Innovation Venture Limited;

  •
  entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and

  •
  any proposed amendments to our memorandum and articles of association that will amend, alter, modify or change the rights attached to Class C ordinary shares.

        Each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, and Class C ordinary shares are not convertible into Class B ordinary shares or preferred shares under any circumstances. Upon any transfer of Class C ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class C ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.

Convertible Notes

        In February 2020, we entered into convertible note purchase agreements with a group of investors led by Goldman Sachs Asia Strategic Pte. Ltd. in an aggregate principal amount of US$200 million through a private placement to these investors. The convertible notes will mature in five years, bearing interest at the rate of 2% per annum from the issuance date which shall be payable semiannually in arrears in cash. At any time after the issuance, each note is convertible into Class A ordinary shares at the holder's option at a conversion price of US$2 per share, or US$12 per ADS, subject to customary anti-dilution adjustments. Unless previously redeemed or converted, we shall redeem the note on the maturity date at 115% of the then outstanding principal amount plus all accrued but unpaid interest. In addition, if any portion of the outstanding principal amount of the notes has not been converted into our shares by the third anniversary of the note issuance date, the holders have the right to require us to redeem, in whole or in part, the outstanding principal amount of the note at 109% of the principal amount plus all accrued but unpaid interest.

Series A Perpetual Convertible Preferred Shares

        In June 2020, we entered into an investment agreement with funds managed by Blackstone pursuant to which we have issued 150,000 Series A Perpetual Convertible Preferred Shares for a total consideration of US$150 million. Dividends on each Series A Perpetual Convertible Preferred Shares will accrue at 4.5% per annum from the issuance date until the date immediately prior to the conversion date. At any time after the issuance date, Series A convertible preferred shares are convertible into Class A ordinary shares or ADSs at the holder's option, the number of which will be determined based on a conversion price which is initially US$2.8333 per Class A ordinary shares or US$17.00 per ADS, subject to certain adjustments therein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A., as depositary, registers and delivers the ADSs. Each ADS represents ownership of six Class A ordinary shares, deposited with Citibank Hong Kong, as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property which may be held by the depositary. The office of the custodian is located at 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

        The principal executive office of the depositary is located at 388 Greenwich Street, New York, New York, 10013.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We do not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, do not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary is the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out the rights of ADS holders as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt, or ADR, which contains the terms of your ADSs. The deposit agreement, which contains the form of ADR, has been filed with the SEC as an exhibit to a Registration Statement on Form S-8 (File No. 333-177273), as amended, for our company on October 13, 2011. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Holding the ADSs

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the direct registration system, or DRS). The direct registration system reflects the uncertificated, or book-entry, registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Banks and brokers typically hold securities such as ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

        The conversion into U.S. dollars will take place only if practicable and if U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

        Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-Class A ordinary share ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Class A ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional Class A ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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  we fail to deliver satisfactory documents to the depositary bank; or

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  it is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder of Class A ordinary shares in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to purchase additional Class A ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

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  we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

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  we do not deliver satisfactory documents to the depositary bank; or

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  the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Class A Ordinary Shares

        The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value; a split-up, cancellation, consolidation or reclassification of such Class A ordinary shares; or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you; amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6; call for the exchange of your existing ADSs for new ADSs; and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposits Class A ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

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  You are duly authorized to deposit the Class A ordinary shares.

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  The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

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  The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian's offices. Your ability to withdraw the Class A ordinary shares may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the Class A ordinary shares represented by your ADSs at any time except for:

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  Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

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  Obligations to pay fees, taxes and similar charges; and

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  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Share Capital."

        The depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        Voting at our shareholders' meetings is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such shareholder meeting or any shareholder present in person or by proxy. If the depositary bank timely receives voting instructions from a holder of ADSs, the depositary bank will endeavor to cause the Class A ordinary shares on deposit to be voted as follows: (a) in the event voting takes place at a shareholders' meeting by show of hands, the depositary bank will instruct the custodian to vote all Class A ordinary shares on deposit in accordance with the voting instructions received from a majority of the holders of ADSs who provided voting instructions; or (b) in the event voting takes place at a shareholders' meeting by poll, the depositary bank will instruct the custodian to vote the ordinary shares on deposit in accordance with the voting instructions received from holders of ADSs. In the event of voting by poll, Class A ordinary shares in respect of which no timely voting instructions have been received from ADS holders will not be voted.

        In order to give you a reasonable opportunity to instruct the depositary bank as to the exercise of voting rights relating to deposited securities, if we request the depositary bank to act, pursuant to the deposit agreement, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date, although our post-IPO memorandum and articles of association only otherwise require an advance notice of at least 14 days.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Services:	Fees:
• Issuance of ADSs upon deposit of shares	Up to US$0.05 per ADS issued
• Cancellation of ADSs	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other fee stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary
• Transfer of ADRs	US$1.50 per certificate presented for transfer

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

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  fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares);

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  expenses incurred for converting foreign currency into U.S. dollars;

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  expenses for cable, telex and fax transmissions and for delivery of securities;

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  taxes and duties upon the transfer of securities (i.e., when Class A ordinary shares are deposited or withdrawn from deposit); and

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  fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

        Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the record holders of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividends, rights), the depositary bank charges the applicable fee to the record date ADS holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in the direct registration system), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

        The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary Bank

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

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  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for failure to give notice.

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  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

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  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

        The deposit agreement specifically states that no disclaimer of liability under the Securities Act is intended by any provision of the deposit agreement.

Pre-Release Transactions

        Subject to certain terms and conditions, the depositary bank may issue to broker/dealers ADSs before receiving a deposit of Class A ordinary shares. These transactions are commonly referred to as "pre-release transactions" and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive full collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any or all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs, or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  convert the foreign currency to the extent practical and lawful and distribute U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

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  distribute the foreign currency to holders for whom the distribution is lawful and practical; and

  •
  hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture applicable to a particular series of debt securities, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title of the series of debt securities;

  •
  any limit upon the aggregate principal amount that may be issued;

  •
  the maturity date or dates;

  •
  the form of the debt securities of the series;

  •
  the applicability of any guarantees;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

  •
  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

  •
  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

  •
  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

  •
  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  •
  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  •
  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

  •
  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

  •
  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

  •
  any restrictions on transfer, sale or assignment of the debt securities of the series; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  •
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  •
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

  •
  such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

        We and the trustee may change the indenture without the consent of any holders with respect to specific matters:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale;"

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of any debt securities of any series;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  provide for payment;

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  pay principal of and premium and interest on any debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

  •
  Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        We are incorporated in the Cayman Islands, and conduct substantially all of our operations in China through our subsidiaries in China. Most of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise.

        We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Maples and Calder (Hong Kong) LLP, our special legal counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; or

  •
  entertain original actions brought in the courts of the Cayman Islands or the PRC against us or our directors or officers predicated solely upon the federal securities laws of the United States or any state or territory within the United States.

        Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

        Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of written arrangement with the United States or the Cayman Islands that provide for reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder, we will provide you with a prospectus supplement, which will set forth the name of each selling security holder, the number of securities beneficially owned by such selling security holder and the number of securities they are offering. The prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling security holders may sell the securities described in this prospectus from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any selling security holder or any dealers acting for us or on our behalf or a selling security holder may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may distribute securities from time to time in one or more of transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at prices relating to prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of any underwriters, dealers or agents;

  •
  any public offering price or purchase price of the securities or other consideration therefor, and the proceeds from such sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

        If we or any selling security holder use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

        If we or any selling security holders use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we or any selling security holder will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

        We or any selling security holders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

        We or any selling security holders may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

        We, any selling security holder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or any selling security holder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We or any selling security holder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        We or any selling security holders may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

 LEGAL MATTERS

        We are being represented by Cooley LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Cooley LLP and Maples and Calder (Hong Kong) LLP may rely upon Han Kun Law Offices with respect to legal matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of 21Vianet Group, Inc. appearing in 21Vianet Group, Inc.'s annual report on Form 20-F for the fiscal year ended December 31, 2019 and the effectiveness of 21Vianet Group, Inc.'s internal control over financial reporting have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The registered business address of Ernst & Young Hua Ming LLP is Level 16, Ernst & Young Tower, Oriental Plaza, No.1 East Chang An Ave, Dong Cheng District, Beijing 100738, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us if we ask it to.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020 (File No. 001-35126);

  •
  the description of the securities contained in our registration statement on Form 8-A filed on April 6, 2011 (File No. 001-35126) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  our current report on Form 6-K furnished with the SEC on May 15, 2020 (File No. 001-35126) containing our interim financial statements as of, and for the three months ended March 31, 2020;

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  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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  any future current reports on Form 6-K that we furnish to the SEC on or after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that are identified in such reports or in any applicable prospectus supplement as being incorporated by reference in this prospectus.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

21Vianet Group, Inc.
Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road,
Chaoyang District
Beijing, 100016
The People's Republic of China
Phone: (86) 10 8456-2121

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.